              -----------------------------------------------------
              -----------------------------------------------------

              AMENDED, MODIFIED AND RESTATED MASTER LEASE AGREEMENT


                          Dated as of December 18, 1995


                                     between


                        JACKSONVILLE FUNDING CORPORATION,
                                    as Lessor


                                       and


                             MICHAELS STORES, INC.,
                                    as Lessee

              -----------------------------------------------------
              -----------------------------------------------------

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                                TABLE OF CONTENTS

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
                                                                                   PAGE
                                                                                   ----
ARTICLE I         DEFINITIONS; CONSTRUCTION OF REFERENCES..........................  1
   SECTION 1.01.  Definitions......................................................  1
   SECTION 1.02.  Construction of References.......................................  1

ARTICLE II        LEASE OF EACH FACILITY; TERM.....................................  1
   SECTION 2.01.  Lease of Each Facility...........................................  1
   SECTION 2.02.  Term.............................................................  1
                  (a) Basic Term...................................................  1
                  (b) Renewal Term.................................................  2
   SECTION 2.03.  Conditions Precedent for Lease of the Haslet Facility............  2
                  (a) Principal Conditions.........................................  2
                  (b) Additional Conditions........................................  3

   SECTION 2.03A. Conditions Precedent for Lease of Additional Facilities..........  4
   SECTION 2.04.  Conditions Precedent for Lease of Additional Assets
                    Relating to Each Facility......................................  4
                  (a) Documentation................................................  4
                  (b) Additional Agreements........................................  4

   SECTION 2.05.  Additional Provisions Regarding Other Facilities.................  5
                  (a) Power of Attorney............................................  5
                  (b) Escrow of Documents..........................................  5
   SECTION 2.06.  Lessee Mortgage Provisions.......................................  5
                  (a) Granting Language............................................  5
                  (b) Definition...................................................  5

ARTICLE III       RENT.............................................................  6
   SECTION 3.01.  Basic Rent.......................................................  6
   SECTION 3.02.  Supplemental Rent................................................  6
   SECTION 3.03.  Method of Payment................................................  6
   SECTION 3.04.  Late Payment.....................................................  6
   SECTION 3.05.  Net Lease; No Setoff; Etc........................................  6
   SECTION 3.06.  Appraisals.......................................................  7

ARTICLE IV        TERMINATION OPTIONS..............................................  7
   SECTION 4.01.  Lessee Purchase or Third Party Purchase - End of Term............  7
                  (a) Lessee's Purchase Option.....................................  7
                  (b) Third Party Sale of the Facility.............................  8
                  (c) End of Term Adjustment.......................................  8
                  (d) Settlement Terms.............................................  9
   SECTION 4.02.  Lessee Purchase - Negative Trigger Event......................... 12

ARTICLE V         DISCLAIMER OF WARRANTIES......................................... 13

ARTICLE VI        RESTRICTION ON LIENS............................................. 13

ARTICLE VII       OPERATION AND MAINTENANCE; REPLACEMENT EQUIPMENT;
                  PERMITTED CONTESTS............................................... 14
   SECTION 7.01.  Operation and Maintenance........................................ 14
   SECTION 7.02.  Replacement Equipment............................................ 14
   SECTION 7.03.  Alterations Required by Law; Mandatory Tenant
                  Improvement and Facility Modifications........................... 14
   SECTION 7.04.  Optional Alterations............................................. 14
   SECTION 7.05.  Title to Replacement Equipment................................... 15
   SECTION 7.06.  Permitted Contests............................................... 15

ARTICLE VIII      LEASE INTENDED AS SECURITY....................................... 16

ARTICLE IX        INSURANCE........................................................ 16
   SECTION 9.01.  Coverage......................................................... 16
                  (a) Property Insurance........................................... 16
                  (b) Liability Insurance.......................................... 16

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                                           -i-

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

                  (c) Other Insurance.............................................. 16
   SECTION 9.02.  Policy Provisions................................................ 17
                  (a)  Additional Insured/Loss Payee............................... 17
                  (b)  Adjustment of Claims........................................ 17
                  (c)  Waiver of Premiums.......................................... 17
                  (d)  Insurance Not Invalidated................................... 17
                  (e)  Primary Coverage............................................ 17
                  (f)  Cancellation................................................ 18
                  (g)  Subrogation................................................. 18
                  (h)  Assignment.................................................. 18
                  (i)  Other....................................................... 18
   SECTION 9.03.  Evidence of Insurance............................................ 18
   SECTION 9.04.  Application of Insurance Proceeds................................ 18
   SECTION 9.05.  Additional Insurance by Lessor................................... 18

ARTICLE X         RETURN AND DISPOSITION OF THE FACILITIES......................... 18

ARTICLE XI        FINANCIAL INFORMATION; FINANCIAL COVENANTS; MERGERS,
                  CONSOLIDATIONS AND OTHER CORPORATE REORGANIZATIONS............... 19
   SECTION 11.01. Financial Information............................................ 19
   SECTION 11.02. Financial Covenants.............................................. 20
                  (a) Ratio of Total Liabilities to Net Worth...................... 20
                  (b) Fixed Charges Coverage Ratio................................. 20
                  (c) Current Ratio................................................ 20
                  (d) Modified Leverage Ratio...................................... 20
   SECTION 11.03. Amendments of Revolving Credit Agreement......................... 21
   SECTION 11.04. Financial or Covenant Compliance................................. 21
   SECTION 12.01. Payment of Termination Value on an Event of Loss................. 21
   SECTION 12.02. Application of Payments on an Event of Loss or Otherwise......... 21
   SECTION 12.03. Other Dispositions............................................... 21

ARTICLE XIII      FEDERAL AND STATE TAX CONSEQUENCES............................... 22

ARTICLE XIV       ASSIGNMENT AND SUBLEASE; LOCATION................................ 22
   SECTION 14.01. Assignment and Sublease.......................................... 22
   SECTION 14.02. Location......................................................... 23

ARTICLE XV        INSPECTION AND REPORTS........................................... 23
   SECTION 15.01. Condition and Operation.......................................... 23
   SECTION 15.02. Liability........................................................ 23

ARTICLE XVI       EVENTS OF DEFAULT................................................ 24
                  (a) Basic Rent, Termination Value and Amounts under
                      Section 3.07 hereof.......................................... 24
                  (b) Supplemental Payments........................................ 24
                  (c) Automatic Covenant Defaults.................................. 24
                  (d) Other Covenant Defaults...................................... 24
                  (e) Bankruptcy, Etc. ............................................ 24
                  (f) Misrepresentation............................................ 25
                  (g) Cross Default................................................ 25

ARTICLE XVII      ENFORCEMENT...................................................... 25
   SECTION 17.01. Remedies......................................................... 25
                  (a) Rescission................................................... 25
                  (b) Possession of Facilities..................................... 25
                  (c) Sale of Facilities........................................... 25
                  (d) Hold, Utilize or Lease Facilities............................ 25
                  (e) Liquidated Damages........................................... 26
                  (f) Acceleration................................................. 26
                  (g) Other Rights at Law.......................................... 26
   SECTION 17.02. Survival of Lessee's Obligations................................. 27
   SECTION 17.03. Remedies Cumulative.............................................. 27

ARTICLE XVIII     RIGHT TO PERFORM FOR LESSEE...................................... 27

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                                      -ii-

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

ARTICLE XIX       INDEMNITIES...................................................... 27
   SECTION 19.01. GENERAL INDEMNITY................................................ 27
                  (A) PAYMENT OF EXPENSES BY LESSEE................................ 27
                  (B) EXCEPTIONS................................................... 28
                  (C) NOTICE....................................................... 29
                  (D) SUPPLEMENTAL RENT............................................ 29
                  (E) EFFECTIVENESS................................................ 29
   SECTION 19.02. FEES, TAXES AND OTHER CHARGES.................................... 29
                  (A) PAYMENT BY LESSEE............................................ 29
                  (B) REFUNDS...................................................... 31
                  (C) SUPPLEMENTAL RENT............................................ 31
                  (D) EFFECTIVENESS................................................ 31
   SECTION 19.03. HAZARDOUS SUBSTANCES............................................. 31
                  (A) GENERAL PROVISIONS........................................... 31
                  (B) NOTICE....................................................... 32
                  (C) SUPPLEMENTAL RENT............................................ 33
                  (D) EFFECTIVENESS................................................ 33
   SECTION 19.04. INCOME TAX INDEMNITY............................................. 33
                  (A) PAYMENT OBLIGATION OF LESSEE................................. 33
                  (B) SUPPLEMENTAL RENT............................................ 33
                  (C) EFFECTIVENESS................................................ 33
   SECTION 19.05. NO BROKERS....................................................... 33
   SECTION 19.06. INDEMNIFICATION FOR SUBLESSEE ACTS, OMISSIONS, ETC............... 33
   SECTION 19.07. INDEMNITY OBLIGATIONS NOT LIMITED BY MAXIMUM LESSEE
                  RISK AMOUNT...................................................... 33
   SECTION 19.08. COMPUTATION BASIS FOR INDEMNITY OBLIGATIONS...................... 34
   SECTION 19.09. SPECIAL PROVISIONS REGARDING HASLET FACILITY..................... 34
   SECTION 19.10. INDEMNIFICATION FOR NEGLIGENCE................................... 34
   SECTION 19.11. SURVIVAL......................................................... 34

ARTICLE XX        MISCELLANEOUS.................................................... 34
   SECTION 20.01. Further Assurances............................................... 34
   SECTION 20.02. Quiet Enjoyment.................................................. 35
   SECTION 20.03. Security for Lessor's Obligations................................ 35
   SECTION 20.04. Notices.......................................................... 35
   SECTION 20.05. Severability..................................................... 36
   SECTION 20.06. Amendment........................................................ 36
   SECTION 20.07. Headings......................................................... 36
   SECTION 20.08. Counterparts; Uniform Commercial Code............................ 36
   SECTION 20.09. Governing Law.................................................... 36
   SECTION 20.10. (intentionally omitted).......................................... 37
   SECTION 20.11. Binding Effect; Successors and Assigns; Survival................. 37
   SECTION 20.12. Divisible Lease.................................................. 37
   SECTION 20.13. Transaction Costs................................................ 37
   SECTION 20.14. Calculation of Interest.......................................... 37
   SECTION 20.15. Sales Expenses................................................... 38
   SECTION 20.16. Principal Place of Business; Chief Executive Office.............. 38
   SECTION 20.17. ENTIRE AGREEMENT................................................ 38
   SECTION 20.18. Usury Savings Provision.......................................... 38
   SECTION 20.19. Amendment, Modification and Restatement.......................... 39

SCHEDULE 1        BASIC RENT
SCHEDULE 2A       DESCRIPTION OF JACKSONVILLE FACILITY
SCHEDULE 2A-I     LEGAL DESCRIPTION OF JACKSONVILLE SITE
SCHEDULE 2A-II    DESCRIPTION OF JACKSONVILLE EQUIPMENT, PERSONAL PROPERTY
                  AND FIXTURES
SCHEDULE 2B       FORM OF LEASE SUPPLEMENT
SCHEDULE 3        LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE
                  (ADDITIONAL EQUIPMENT)
SCHEDULE 4        TRADE NAMES AND OTHER NAMES UNDER WHICH LESSEE HAS
                  DONE BUSINESS

APPENDIX A        DEFINITIONS

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                                    -iii-


              AMENDED, MODIFIED AND RESTATED MASTER LEASE AGREEMENT

          THIS AMENDED, MODIFIED AND RESTATED MASTER LEASE AGREEMENT dated as of December __, 1995 (the "Lease") is between JACKSONVILLE FUNDING CORPORATION, a Delaware corporation ("Lessor"), and MICHAELS STORES, INC., a Delaware corporation ("Lessee") and amends, modifies and restates that certain Lease Agreement dated as of February 17, 1995 (the "Original Lease") between Lessor and Lessee.

          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:


                                    ARTICLE I
                     DEFINITIONS; CONSTRUCTION OF REFERENCES

          SECTION 1.01. DEFINITIONS. The capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

          SECTION 1.02. CONSTRUCTION OF REFERENCES. All references in this Lease to designated Sections and other subdivisions are to designated Sections and other subdivisions of this Lease, and the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Section or other subdivision.

          Except as otherwise indicated, all the documents, agreements or instruments herein defined shall mean such documents, agreements or instruments as the same may from time to time be supplemented, amended, modified, restated or replaced or the terms thereof waived to the extent permitted by, and in accordance with, the terms thereof.


                                   ARTICLE II
                          LEASE OF EACH FACILITY; TERM

          SECTION 2.01. LEASE OF EACH FACILITY. On the Jacksonville Commencement Date, subject to all the terms and conditions of this Lease, Lessor shall lease, and hereby as of the Jacksonville Commencement Date does lease, the Jacksonville Facility to Lessee, and Lessee shall lease, and hereby as of the Jacksonville Commencement Date does lease, the Jacksonville Facility from Lessor. With respect to all other Facilities, if any, the Lessor shall lease such Facility to Lessee, and the Lessee shall lease such Facility from Lessor, beginning on the Commencement Date set forth in the respective Lease Supplement.

          NOTWITHSTANDING ANY TERM OF ANY OPERATIVE DOCUMENT, TO THE EXTENT THE HASLET FACILITY IS NOT COMPLETED OR, FOR WHATEVER REASON, ALL OF THE CONDITIONS PRECEDENT SET FORTH IN SECTION 2.03 OF THIS LEASE ARE NOT SATISFIED IN FULL RESPECTING THE HASLET FACILITY ON OR BEFORE MARCH 15, 1997, LESSOR SHALL HAVE NO OBLIGATION OR RESPONSIBILITY RESPECTING THE ACQUISITION, FINANCING OR LEASING OF THE HASLET FACILITY OR OTHERWISE RESPECTING THE HASLET FACILITY.

          SECTION 2.02.     TERM.

          (a) BASIC TERM. The Jacksonville Basic Term for lease of the Jacksonville Facility hereunder shall commence on the Jacksonville Commencement Date, and unless sooner terminated in accordance with the terms hereof shall end on the Basic Term Expiration Date. The Basic Term for lease of any other Facility hereunder shall commence on the Commencement Date set forth in the applicable Lease Supplement, and unless sooner terminated in accordance with the terms hereof shall end on the Basic Term Expiration Date set forth in the applicable Lease Supplement.

          (b) RENEWAL TERM. If no Lease Event of Default has occurred and is continuing, and if Lessor does not receive a notice from Lessee as described in Section 4.01 at least sixty (60) days prior to the Basic Term Expiration Date or the expiration of the then current Renewal Term, as the case may be, or as otherwise described in Section 4.02, then Lessee shall be deemed to have renewed this Lease as to all, but not less than all, the Facilities, and this Lease shall continue in full force and effect respecting all, but not less than all, the Facilities, at a rental equal to the Basic Rent, for up to, but not to exceed, three
     (3) one-year renewal terms (each such renewal term may be referred to herein as a "Renewal Term"), unless this Lease is sooner terminated pursuant to the provisions hereof.

          SECTION 2.03. CONDITIONS PRECEDENT FOR LEASE OF THE HASLET FACILITY. The obligations of Lessor to purchase the Haslet Facility and to lease the same to Lessee are subject to the following conditions precedent, and all documents, agreements, instruments, certificates, opinions and other items referenced below shall be in form and substance reasonably satisfactory to Lessor:

          (a)   PRINCIPAL CONDITIONS.   Lessor shall have received xeroxed
     copies of the certificates referenced in subsections (i) and (ii) of this subsection (a) and originally executed copies of the other documents referenced in this subsection (a), each in form and substance reasonably satisfactory to Lessor and issued with respect to the Haslet
     Facility:

               (i) a certificate of occupancy issued by the appropriate governmental authorities with respect to the Haslet Facility on or before March 15, 1997;

               (ii)      a certificate of substantial completion
          meeting the then current minimum standard requirements for American Institute of Architects (AIA) with respect to the Haslet Facility issued on or before March 15, 1997;

               (iii) Bills of Sale with respect to the Equipment to be used at the Haslet Facility;

               (iv)      a Deed with respect to the Haslet Facility;

               (v) an executed Lease Supplement substantially in the form of SCHEDULE 2B hereto;

               (vi) title insurance commitments to issue title insurance policies regarding advances made in connection with the Haslet Facility in favor of Lessor and the Agent and the Holders Agent, with such title exceptions thereto as are reasonably acceptable to the beneficiaries of such policies;

               (vii) an environmental site assessment of the Haslet Facility prepared by an independent recognized professional reasonably acceptable to the Agent and the Holders Agent;

               (viii) a survey of the Haslet Facility, with an appropriate flood hazard certification, prepared by an independent recognized professional meeting the then current minimum standard requirements for American Land Title
          Association/American Congress of Surveying and Mapping
          (ALTA/ACSM) Land Title Surveys certified to the Agent and the Holders Agent;

               (ix)      Subordination Agreement;

                (x)      Release;

               (xi) Legal opinion from counsel to Lessee in form and substance reasonably satisfactory to Lessor;

              (xii) invoices for any and all transaction expenses to be funded in connection with the acquisition by Lessor of the Haslet Facility;

             (xiii) certificates of insurance evidencing coverages required under the Lease with respect to the Haslet Facility;

              (xiv) the funding certificate referenced in Section 3B.6 of the Loan Agreement;

               (xv) an Assignment of Leases with respect to the Haslet Facility;

              (xvi)     a Mortgage with respect to the Haslet Facility;

             (xvii) an Assignment of Contract of Sale with respect to the Haslet Facility;

            (xviii)     Uniform Commercial Code Financing Statements and
          amendments to Uniform Commercial Code Financing Statements with respect to the Haslet Facility as deemed necessary or appropriate by the Agent;

              (xix) a memorandum of lease in a form recordable in the State where the Haslet Facility is located regarding the Lease;

               (xx) a settlement statement regarding the costs and expenses of the acquisition of the Haslet Facility;

              (xxi)     an affidavit from the seller of the Facility;

          and

             (xxii) a FIRPTA non-foreign seller's certificate with respect to the sale of the Haslet Facility to Lessor.

          (b) ADDITIONAL CONDITIONS. Additional conditions precedent include the fulfillment to the satisfaction of Lessor of the following Conditions on or prior to the date of acquisition of the Haslet Facility;


                (i)       Lessor shall have received good and
          indefeasible title with respect to the Haslet Facility free and clear of any Liens other than any Permitted Liens;

               (ii) there shall not have occurred and be continuing any Event of Default or Lease Event of Default;

              (iii) Lessee shall have paid all fees, expenses and other amounts due and owing with respect to the Jacksonville Facility and/or all other Facilities; and

               (iv) Lessor's Cost shall not exceed the amount set forth in the applicable Lease Supplement and including amounts proposed to be advanced in connection with the Facility under consideration and previous advances made in connection with all other Facilities, advances by the Lenders in the aggregate and individually and advances by the Holders in the aggregate and individually shall not exceed permitted amounts under the Loan Agreement or Trust Agreement, as the case may be.

     SECTION 2.03A. CONDITIONS PRECEDENT FOR LEASE OF ADDITIONAL FACILITIES. The obligation of Lessor to purchase additional Facilities in addition to the Jacksonville Facility and the Haslet Facility shall be in the sole discretion of the Lessor and shall be on such terms and subject to such closing conditions as the parties hereto may agree. In no event shall any property become a Facility hereunder until such time as good and marketable title to such Facility shall be granted to Lessor and a Lease Supplement shall be executed in favor of Lessor with respect to the property which shall constitute the Facility. It is expressly agreed that neither Lessor, nor any Lender nor any Holder is under any obligation to obtain any additional commitment with respect to any Facility beyond the Jacksonville Facility and the Haslet Facility.

      SECTION 2.04. CONDITIONS PRECEDENT FOR LEASE OF ADDITIONAL ASSETS RELATING TO EACH FACILITY. The obligations of Lessor to purchase equipment and other property for any Facility and to lease the same to Lessee are subject to the following conditions precedent, and all documents, agreements, instruments, certificates, opinions and other items referenced below shall be in form and substance reasonably satisfactory to Lessor:

          (a) DOCUMENTATION. Lessor shall have received originally executed copies of the following documents in form and substance reasonably satisfactory to Lessor and regarding the Equipment then being acquired:

                (i) a warranty bill of sale in favor of Lessor with respect to the Equipment and other property then being acquired for the Facility;

               (ii) a Lease Supplement and Acceptance Certificate in a form substantially similar to the form attached to this Lease as
          SCHEDULE 3;

              (iii) certificates of insurance evidencing coverages required under this Lease with respect to the equipment and other property then being acquired for the Facility; and

               (iv) Uniform Commercial Code Financing Statements and amendments thereto, as deemed necessary or appropriate by Lessor.

          (b) ADDITIONAL AGREEMENTS. Additional conditions precedent include the fulfillment to the satisfaction of Lessor of the following conditions on or prior to the date of acquisition of the Equipment and other property for any Facility:

                (i) the granting of a credit commitment by the Lenders and the agreement by the Holders to make a capital contribution in favor of Lessor in amounts sufficient to finance the acquisition of Equipment and other property;

               (ii) Lessor shall have received good and indefeasible title with respect to such Equipment and other property free and clear of any lien other than any Permitted Liens;

              (iii) there shall not have occurred and be continuing any Event of Default or Lease Event of Default; and

               (iv) Lessee shall have paid all fees, expenses and other amounts due and owing with respect to the Jacksonville Facility and/or any other Facility.

          IT IS EXPRESSLY AGREED TO BY THE PARTIES HERETO THAT NEITHER LESSOR, NOR ANY LENDER NOR ANY HOLDER IS UNDER ANY OBLIGATION TO OBTAIN OR GIVE SUCH ADDITIONAL COMMITMENTS WITH RESPECT TO ANY FACILITY.

     SECTION 2.05.     ADDITIONAL PROVISIONS REGARDING OTHER FACILITIES.

          (a) POWER OF ATTORNEY. Lessee hereby appoints Lessor as Lessee's attorney, irrevocably, with full power of substitution, to execute and deliver the Additional Lease Supplement upon satisfaction or waiver by Lessor of the conditions precedent set forth in Section 2.04.

          (b) ESCROW OF DOCUMENTS. Lessee may execute and deliver to Lessor, or Lessor's designee, the items referenced in Section 2.03(a)(xiv)-(xviii) to be held in escrow pending closing. Such items shall be held in escrow by the recipient thereof until such time as the conditions precedent set forth in Section 2.03 have either been satisfied or waived by the appropriate parties, and thereafter, such items shall be released from escrow.

     SECTION 2.06. LESSEE MORTGAGE PROVISIONS.

          (a) GRANTING LANGUAGE. If a court of competent jurisdiction determines that the transaction represented by this Lease will be treated as a financing transaction, then in such event it is the intention of the parties hereto (1) that this Lease be treated as a mortgage and security agreement or other similar instrument (the "LESSEE MORTGAGE") from Lessee, as mortgagor, to Lessor, as mortgagee, encumbering the Facilities, (2) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee available under applicable law, including without limitation, the right to take possession of and sell (whether by foreclosure or otherwise) any one or more of the Facilities in the event of a Lease Default or Event of Default, (3) that the effective date of the Lessee Mortgage shall be the effective date of this Lease, (4) that the recording of an instrument referencing this provision shall be deemed to be the recording of the Lessee Mortgage and (5) to conform strictly to any applicable usury laws (in such regard, if the Lessee Mortgage would otherwise be usurious under applicable law, then, notwithstanding anything herein to the contrary, it is agreed as follows: (A) the aggregate of all consideration that constitutes interest under applicable law that is contracted for, taken, reserved, charged or received shall under no circumstances exceed the maximum amount allowed by such applicable law, (B) in the event of acceleration or any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law, and (C) excess interest, if any, provided for in this Lease shall be cancelled automatically and if theretofore paid, shall be credited to or refunded to Lessee. It is further agreed that sums paid or agreed to be paid for the use, forbearance or detention of money hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full Term until payment in full so that the rate or amount of interest does not exceed the applicable usury ceiling, if any). In any such event the assignment of this Lease by Lessor shall be treated as an assignment of the Lessee Mortgage to the Agent as additional security for the loans under the Loan Agreement (and the Holder Advances under the Trust Agreement), and any termination of this Lease shall be treated as a transfer of the Facilities in lieu of foreclosure of the Lessee Mortgage.

          (b) DEFINITION. If this Lease is treated as a mortgage, deed of trust or similar document, then for purposes of clause (a) above, the term "applicable law" shall mean (i) the law of the State of Florida respecting the Jacksonville Facility, (ii) the law of the state of the jurisdiction where a Facility is located or (iii) the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Lease or law of the United States of America applicable hereto which would permit the parties to contract for, charge, take, reserve or receive a greater amount Of interest than under Florida (or such other jurisdiction's) law.

                                 ARTICLE III
                                    RENT

     SECTION 3.01. BASIC RENT.  During the Basic Term and each of the three
(3) Renewal Terms, if any, Lessee shall pay to Lessor Basic Rent for the Facilities in consecutive quarterly installments, with each quarterly installment in an amount specified in SCHEDULE 1. Each payment of Basic Rent shall be payable in arrears, on the Rent Payment Date to which such payment of Basic Rent corresponds. Lessor shall cause a notice to be given to Lessee no less than five (5) days prior to each Rent Payment Date specifying the amount of Basic Rent payable on such Rent Payment Date and the Applicable Rate. Any delinquency in the giving of such notice shall entitle Lessee to defer paying the specified payment of Basic Rent until five (5) days after such notice has been given, but in no event shall a delinquent notice enable Lessee to refuse paying the specified payment of Basic Rent.

     SECTION 3.02. SUPPLEMENTAL RENT. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent promptly as the same shall become due and payable. In addition to the foregoing, Lessee shall be obligated to pay as Supplemental Rent any and all amounts, excepting principal and interest payments, at any time due under the Agency Agreement, the Loan Agreement, any Note, the Trust Agreement, any Holder Certificate or any other Operative Document (including, without limitation, amounts payable, but not paid, under the Loan Agreement, the Notes, the Trust Agreement, the Holder Certificates and the other Operative Documents).

     SECTION 3.03. METHOD OF PAYMENT. Each payment of Rent shall be made by Lessee to Lessor (or in the case of Supplemental Rent, to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document) in immediately available funds on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day, with the same force and effect as though made on such scheduled date, except that in the case of Rent based on the LIBOR Rate, if the extension would cause the payment to be made in the next calendar month then such payment shall instead be made on the preceding Business Day. Payments shall be made without abatement, deduction or setoff for any reason to Lessor at the address set forth in Section 20.04 hereof, or such other address as may be designated by Lessor to Lessee in writing. Payments shall be made to Persons other than Lessor at the addresses such Persons may specify from time to time.

     SECTION 3.04. LATE PAYMENT. If any Rent shall not be paid when due, Lessee shall pay in immediately available funds to Lessor, as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof at the Overdue Rate; PROVIDED, notwithstanding the foregoing, if such Supplemental Rent is owed to a Person other than Lessor, then such Supplemental Rent shall be paid to such Person to whom it is owed.

     SECTION 3.05. NET LEASE; NO SETOFF; ETC. This Lease is a net lease and, notwithstanding any other provision of this Lease, it is intended that Basic Rent and Supplemental Rent shall be paid without notice (other than any such notice which is explicitly required pursuant to the terms hereof), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. Except to the extent otherwise expressly specified herein, the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, quality or fitness for use of any Facility or any part thereof; (b) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of any Facility or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Facility or any part thereof; (d) any defect in title to or rights to any Facility or any Lien on such title or rights to any Facility; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee, Lessor, any Holder or any other Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including without limitation Lessor; (h) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement; (i) any invalidity or unenforceability or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other operative Documents or any provision thereof; or (j) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancelable by Lessee and, except as expressly provided herein, Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, Lessee shall, to the extent permitted by applicable law, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing Lessor will deem this Lease to have remained in effect.

     SECTION 3.06. APPRAISALS. Lessor may at any time obtain an appraisal of all Facilities or any of them from an appraiser or appraisers selected by Lessor or by the Agent. With respect to any such appraisal of the Jacksonville Facility and subject to the remaining provisions of this Section 3.06, Lessee shall be obligated to pay for one such appraisal during the first two (2) calendar years of the Term and one such additional appraisal during each three-calendar year period thereafter for the remainder of the Term. with respect to any such appraisal of any other Facility and subject to the remaining provisions of this Section 3.06, Lessee shall be obligated to pay for one such appraisal during each three-calendar year period of the Term. If a Lease Event of Default shall have occurred and be continuing, Lessor may obtain appraisals respecting the Facilities or any of them from an appraiser or appraisers selected by Lessor or by the Agent, and Lessee shall be obligated to pay for all such appraisals. Notwithstanding the foregoing, Lessor or the Agent may at any time obtain, at Lessee's expense, an appraisal of all Facilities or any of them from an appraiser or appraisers selected by Lessor or by the Agent to the extent any Law hereafter requires or mandates the obtaining of such an appraisal or appraisals.


                                  ARTICLE IV
                             TERMINATION OPTIONS

     SECTION 4.01. LESSEE PURCHASE OR THIRD PARTY PURCHASE - END OF TERM.
If this Lease shall not have been earlier terminated, Lessee, upon written notice to Lessor delivered not later than the Option Election Notice Date, may elect one of the options described in Sections 4.01(a) or (b); PROVIDED, that Lessee shall be deemed to have elected the option described in Section 4.01(a) without regard to any cure rights which might otherwise be available to Lessee under Section 16(d) hereof if Lessor does not receive such notice by the Option Election Notice Date preceding the expiration of the third Renewal Term; PROVIDED, FURTHER that such election by Lessee once made shall be irrevocable:

          (a) LESSEE'S PURCHASE OPTION. On the Expiration Date, Lessee shall purchase all, but not less than all, the Facilities for an amount equal to the aggregate Termination Value of all the Facilities on such date. Lessee shall also pay to the appropriate parties all other
     Basic Rent and Supplemental Rent then due and owing or accrued and all Sales Expenses. Lessor's transfer of title regarding all the Facilities shall be made in accordance with Section 4.01(d) and shall be on an as-is, where-is basis, without representation or warranty and without recourse to Lessor (except as specifically provided in Section 4.01(d)). If Lessee has exercised its purchase option but not yet consummated the purchase of the Facilities, then Lessee shall continue to pay Lessor an amount after the Expiration Date equal to the pro rata portion of the Basic Rent until Lessee has paid or caused to be paid all the amounts for which it is obligated under this Section 4.01(a); PROVIDED, the foregoing is not intended to imply Lessee shall have a unilateral right to extend this Lease beyond the Expiration Date. If Lessee has exercised its purchase option under Section 4.01(a) and any Lease Default or Lease Event of Default exists and is continuing on or after the date Lessor receives notice of Lessee's election regarding the exercise of Lessee's rights under this Section 4.01(a) (or the date of Lessee's deemed election), then Lessor shall promptly notify Lessee in writing of any Lease Default or Lease Event of Default to the extent Lessor has actual knowledge thereof. If on the Expiration Date any Lease Default or any Lease Event of Default continues to exist or if Lessor has notified Lessee of any Lease Default or Lease Event of Default which occurred on or after the date of Lessor's receipt of Lessee's election notice (or the date of Lessee's deemed election) and such Lease Default or Lease Event of Default continues to exist on the Expiration Date, then Lessor in its sole discretion may elect to refuse to sell all the Facilities, or any of them, to Lessee.

          (b) THIRD PARTY SALE OF THE FACILITY. Lessee shall solicit bona fide bids for all, but not less than all, the Facilities from one or more prospective purchasers who are not Affiliates or Subsidiaries of Lessee and are financially capable of purchasing the Facilities. All bids received by Lessee prior to the end of the Term shall be immediately certified to Lessor in writing, setting forth the amount of such bids and the name and address of the person or entity submitting each such bid.
     If any bids are received from one or more bona fide prospective purchasers for an aggregate amount in excess of the Maximum Lessor Risk Amount for all the Facilities or if Lessor agrees in its reasonable discretion to accept bids which in the aggregate are, for less than the Maximum Lessor Risk Amount for all the Facilities, then on the Expiration Date (i) Lessor shall sell all, but not less than all, the Facilities on an as-is, where-is basis, without recourse (except as specifically provided in Section 4.01(d)) to the highest of such bidders for each Facility,
     (ii) such bidders shall pay Lessor the bid amounts for the respective Facility or Facilities solely for the account of Lessor and (iii) Lessee shall pay, or cause to be paid, all Basic Rent and Supplemental Rent then due and owing or accrued and all Sales Expenses. Lessor shall promptly transfer title to the Facilities to the appropriate purchaser on an as-is, where-is basis, without representation or warranty and without recourse (except as specifically provided in Section 4.01(d)). If Lessor (X) does not receive bids which in the aggregate are, in excess of the aggregate Maximum Lessor Risk Amount for all the Facilities from one or more bona fide prospective purchasers and does not accept bids received for less than the aggregate Maximum Lessor Risk Amount for all the Facilities, or
     (Y) does not receive the bid amounts from each third party purchaser or any other amounts referenced in this Section 4.01(b) as payable to Lessor on or prior to the Expiration Date, then on the Expiration Date, Lessee shall pay Lessor the aggregate Maximum Lessee Risk Amount for all the Facilities and all such other amounts referenced in this Section 4.01(b) and Lessor, at its option, may either retain title to the Facilities or convey the Facilities to Lessee pursuant to Section 4.01(a).

          (C) END OF TERM ADJUSTMENT. If the aggregate Net Proceeds of Sale are more than the aggregate Termination Value of all the Facilities on the applicable Expiration Date, Lessor shall, on such Expiration

     Date, pay Lessee an amount equal to such excess as an adjustment to the Rent payable under this Lease, PROVIDED that Lessor shall have the right to offset against such adjustment payable by Lessor, any amounts then due and payable from Lessee to Lessor hereunder. If the aggregate Net Proceeds of Sale are less than the aggregate Termination Value of all the Facilities on such Expiration Date, Lessee shall, on the Expiration Date, pay to Lessor, an amount equal to such deficiency as an adjustment to the Rent payable under this Lease, but in no event shall the amount Lessee is required to pay Lessor with respect to such deficiency exceed the aggregate Maximum Lessee Risk Amount for all the Facilities.

          (d) SETTLEMENT TERMS. In the event that Lessee purchases the Facilities from Lessor, Lessor and Lessee hereby agree that all of the following provisions shall apply (and satisfaction and certification of the same, if requested by the beneficiary thereof, shall be a condition precedent to such sale) and in the event the Facilities are sold to a third party purchaser pursuant to Section 4.01(b), Lessor and Lessee hereby agree that subsections (i), (ii) and (v) of the following provisions shall apply (and satisfaction and certification of the same, if requested by the beneficiary thereof, shall be a condition precedent to such sale):

               (i)  REPRESENTATIONS AND WARRANTIES OF LESSOR.
          Lessor shall represent and warrant to Lessee or any third party purchaser, as appropriate, as of the date of any sale of the Facilities by Lessor to Lessee or to a third party purchaser pursuant to Section 4.01(b), except where specific reference is made to another date or dates that:

                    (A)  There are no Lessor Liens on the applicable Facilities;

                    (B) Lessor has the full right, power and authority to sell and convey its right, title and interest in and to the applicable Facilities and to carry out Lessor's obligations hereunder, and all requisite action necessary to authorize Lessor to sell and convey its right, title and interest in and to the applicable Facilities has been, or on the date of the sale to Lessee or the third party purchaser, will have been, taken and that the documents executed by Lessor in connection with such sale and conveyance are enforceable against Lessor in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other laws and equitable principles relating to or affecting creditors' rights generally; and

                    (C) Lessor has such title in the applicable Facilities as was originally conveyed to Lessor by the seller thereof as of the applicable Commencement Date, but subject in all respects to any and all Liens created by, through or under Lessee or which Liens Lessee is otherwise obligated to remove under the terms of this Lease;

          (ii) SURVIVAL BEYOND CLOSING. The representations and warranties of Lessor contained in Section 4.01(d)(i) (to be made by Lessor upon the closing date of the sale of the Facilities, if any, by Lessor to Lessee or to a third party purchaser pursuant to Section 4.01(b)) shall survive any sale and conveyance of Lessor's right, title and interest in and to the Facilities by Lessor to Lessee or to a third party purchaser pursuant to
     Section 4.01(b); PROVIDED, HOWEVER, that, in addition to other limitations on Lessee's or such third party's rights and remedies expressly set forth in this Lease, Lessor's entire liability for any misrepresentation or breach of warranty under this Lease shall be limited to $100.00 with respect to any misrepresentation or breach of warranty for which Lessee or any third party purchaser pursuant to Section 4.01(b) fails to both
     (a) provide Lessor with written notice, within one hundred eighty
     (180) days after the date of any sale of the Facilities (which notice must state with specificity the alleged misrepresentation or breach), and (b) file a cause of action, within three hundred sixty (360) days after such date.

          (iii) REPRESENTATIONS AND WARRANTIES OF LESSEE OR ANY THIRD PARTY PURCHASER. Lessee or any third party purchaser shall represent and warrant to, and agree with, Lessor as of the date of any sale of the Facilities by Lessor to such party, except where specific reference is made to another date or dates, that:

                    (A) Such party has the full right, power and authority to purchase the applicable Facilities from Lessor as provided in this Lease and to carry out such party's obligations under this Lease (as such pertain to the sale of the applicable Facilities), and all requisite action necessary to authorize such party to enter into the purchase of the applicable Facilities and to carry out such party's obligations with respect thereto has been, or on or before the date of any sale of the applicable Facilities to such party, will have been, taken and that the documents executed by such party in connection with such purchase are enforceable against such party in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other laws and equitable principles relating to or affecting creditors' rights generally;

                    (B) Except for Lessor's representations and warranties expressly provided in Section 4.01(d)(i) and such party's right to rely an the accuracy thereof:

                         (1) Such party is purchasing the applicable and such Facilities shall be conveyed and to such party, "AS-IS, WHERE-IS, AND WITH ALL FAULTS" and specifically and expressly without any warranties, representations, or expressed or implied, of any kind, nature, or type whatsoever from or on behalf of Lessor (except as specifically provided in Section 4.01(d)(i)). Such party acknowledges that it has not relied, and is not relying, on any information, document, sales brochures, or other literature, maps or sketches, projection, pro forma, statement, representation, guarantee, or warranty (whether express or implied, or oral or written, or material or immaterial) that may have been given by, or made by, or on behalf of, Lessor;

                         (2) Such party shall not be entitled to, and shall not rely on, Lessor or Lessor's agents as to (a) the quality, nature, adequacy or physical condition of the applicable Facilities including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities or appliances at the applicable Facilities, if any; (b) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the applicable Facilities; (c) the existence, quality, nature, adequacy or physical condition of any utilities serving the applicable Facilities; (d) the development potential of the applicable Facilities, its habitability, merchantability or fitness, suitability or adequacy of the applicable Facilities for any particular purpose; (e) the zoning or other legal status of the applicable Facilities; (f) the compliance by the applicable Facilities or any of their respective operations with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other Person or entity; (g) the quality of any labor or materials relating in any way to the applicable Facilities; or (h) the condition of title to the applicable Facilities (except as to the absence of Lessor Liens) or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservations, covenant, condition, restriction or any other matter affecting title to the applicable Facilities;

                         (3) LESSOR HAS NOT, DOES NOT AND WILL NOT, WITH RESPECT TO THE APPLICABLE FACILITIES, MAKE ANY WARRANTIES
                    OR REPRESENTATIONS, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS TO THE ABSENCE OF LESSOR LIENS), INCLUDING, BUT NOT IN ANY WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE OR WITH RESPECT TO THE VALUE, PROFITABILITY OR MARKETABILITY OF THE APPLICABLE FACILITIES;

                         (4) LESSOR HAS NOT, DOES NOT AND WILL NOT MAKE ANY
                    REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE; and

                         (5) Without in any way limiting the generality of the
                    preceding subparagraphs (1) through (4), and except to the extent such claim is based on the inaccuracy of any of Lessor's representations and warranties contained in
                    Section 4.01(d)(i) (to be made by Lessor upon the closing date of the sale by Lessor to such party of the applicable Facilities), such party specifically hereby waives, releases and discharges any claim such party has, might have had or may have against Lessor with respect to the condition of the applicable Facilities, patent or latent, such party's ability or inability to obtain or maintain building permits, either temporary or final certificates of occupancy or other licenses for the use or operation of the applicable Facilities and/or certificates of compliance for the applicable Facilities, the actual or potential income or profits to be derived from the applicable Facilities, the real estate taxes or assessments now or hereafter payable thereon, the compliance with any environmental protection, pollution or land use laws, rules, regulations or requirements and any other state of facts which exists with respect to the applicable Facilities.

          (iv) SURVIVAL BEYOND CLOSING. The representations and warranties and agreements of such party contained in this Lease as set forth in
     Section 4.01(d)(iii) shall survive the
     closing of the sale of the applicable Facilities by Lessor to such party.

          (v) SELLER. At the sale of the Facilities to Lessee or any third party purchaser pursuant to Section 4.01(b), Lessor shall deliver or cause to be delivered to such party, at such party's sole cost and expense (except as provided to the contrary):

               (A) a special warranty deed to the applicable Site and the applicable Building, duly executed by Lessor and acknowledged, transferring Lessor's right, title and interest in and to such Site and such Building free and clear of all Lessor Liens;

               (B) a special warranty bill of sale of the applicable Equipment, duly executed by Lessor, transferring Lessor's right, title and interest in and to such Equipment free and clear of all Lessor Liens;

               (C) respecting the Jacksonville Facility, an assignment of the Railroad Crossing License Agreement, duly executed by Lessor, transferring Lessor's right, title and interest in and to the Railroad Crossing License Agreement free and clear of all Lessor Liens;

               (D) a copy of the Board of Directors' resolution for Lessor, certified by a corporate secretary of Lessor, evidencing Lessor's authority to execute and deliver the documents set forth in this
          Section 4.01(d)(v);

               (E) A FIRPTA non-foreign seller's certificate respecting Lessor's sale of the Facilities; and

               (F) a general assignment of all intangible property and contract rights of Lessor relating to the Facilities.

          At the sale of the Jacksonville Facility to Lessee or any third party purchaser pursuant to Section 4.01(b), Lessor shall also use all reasonable efforts to obtain a consent to the assignment of the Railroad Crossing License Agreement (referenced in subsection (C) immediately above), duly executed by Railroad, consenting to such assignment.

               (vi) BUYER. At the sale of the Facilities to Lessee or any third party purchaser, Lessee or such third party purchaser, as applicable, shall deliver to Lessor and to any other party all such amounts as required pursuant to Sections 4.01(a) and 4.02.

               (vii) POSSESSION AND CLOSING. Upon any sale of the Facilities to Lessee hereunder, possession of the Facilities shall be retained by Lessee at the closing, subject to the Liens existing at such time (excepting Lessor Liens). Upon any sale of the Facilities to any third party or third parties hereunder, Lessee shall abandon the Facilities to the possession of such third party at the closing, subject only to the Lessor Liens existing at such time.

               (viii) COSTS OF CLOSING. Lessee shall pay the Sales Expenses of Lessor incurred in connection with the negotiation, preparation and closing of the transaction contemplated by this Section 4.01(d).

     SECTION 4.02. LESSEE PURCHASE - NEGATIVE TRIGGER EVENT. Upon the occurrence of a Negative Trigger Event, Lessee shall have the option to terminate this Lease on the Rent Payment Date immediately following the effective date of such Negative Trigger Event (or on the second succeeding Rent Payment Date, if the effective date of the Negative Trigger Event occurs within twenty-five (25) days of the next Rent Payment Date). Once made, such election by Lessee to terminate this Lease under this Section 4.02 shall be irrevocable.

     On the applicable Rent Payment Date, Lessee shall purchase all, but not less than all, the Facilities for an amount equal to the aggregate Termination Value of all the Facilities on such date. Lessee shall also pay to the appropriate parties all other Basic Rent and Supplemental Rent then due and owing or accrued and all Sales Expenses. Lessor's transfer of title regarding all the Facilities shall be made in accordance with Section 4.01(d) and shall be on an as-is, where-is basis, without representation or warranty and without recourse to Lessor (except as specifically provided in Section 4.01(d)). If Lessee has exercised its purchase option but not yet consummated the purchase of the Facilities, then Lessee shall continue to pay Lessor an amount after the applicable Rent Payment Date equal to the pro rata portion of the Basic Rent until Lessee has paid or caused to be paid all the amounts for which it is obligated under this Section 4.02; PROVIDED, the foregoing is not intended to imply Lessee shall have a unilateral right to extend this Lease beyond the applicable Rent Payment Date (after Lessee has elected to terminate this Lease under this Section 4.02). If Lessee has exercised its purchase option under this
Section 4.02, but on the applicable Rent Payment Date there exists and is continuing any Lease Default or any Lease Event of Default, then Lessor in its sole discretion may elect to refuse to sell the Facilities to Lessee.

     All payments made by any entity pursuant to this Article IV shall be in United States dollars, in good, immediately available funds.


                                    ARTICLE V
                            DISCLAIMER OF WARRANTIES

     EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 20.02, NEITHER LESSOR, NOR
ANY LENDER NOR ANY HOLDER SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FREEDOM FROM PATENT OR TRADE INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF ANY FACILITY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY FACILITY (OR ANY PART THEREOF). It is agreed that except as expressly provided herein all risks incident to the matters discussed in the preceding sentence, as between Lessor, on the one hand, and Lessee on the other are to be borne by Lessee.
The provisions of this paragraph have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, express or implied, with respect to any of the Facilities (or any part thereof), that may arise pursuant to any law now or hereafter in effect, or otherwise.


                                   ARTICLE VI
                              RESTRICTION ON LIENS

     Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Facility, title thereto or any interest therein, except Permitted Liens. Lessee shall within a reasonable time and in no event more than thirty (30) days after Lessee shall have obtained knowledge of the attachment of any Lien that it shall be obligated to discharge or eliminate pursuant to this Article VI, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner satisfactory to Lessor any such Lien if the same shall arise at any time.
Lessee further agrees that it shall pay or cause to be paid on or before the time or times prescribed by law (after giving effect to any applicable grace period) any taxes, assessments, fees or charges imposed on

Lessee (or any Affiliate or Subsidiary of Lessee) under the laws of any jurisdiction that, if unpaid, might result in any Lien prohibited by this Lease.

     Lessee shall within a reasonable time and in no event later than thirty
(30) days after it shall have obtained knowledge of the attachment of any Lien that it shall be obligated to discharge or eliminate pursuant to this Article
VI notify Lessor of the attachment of such Lien and the full particulars thereof unless the same shall have been removed or discharged by Lessee on or prior to such requested notice date.

     Notwithstanding any other provision in this Lease, Lessor shall have no obligation for the payment of any amount associated with the maintenance, repair, use or occupancy of any Facility including without limitation any Alterations, Replacement Equipment or any similar or related costs, expenses or amounts.

                                   ARTICLE VII
                OPERATION AND MAINTENANCE; REPLACEMENT EQUIPMENT;
                               PERMITTED CONTESTS

     SECTION 7.01. OPERATION AND MAINTENANCE. Lessee, at its own expense, shall at all times operate, maintain, service and repair each Facility in accordance with good commercial operating maintenance practices and (a) in accordance with all applicable requirements of law and of any court and of any governmental authority having jurisdiction (including without limitation all zoning, environmental protection, pollution, sanitary and safety laws) and (b) to the extent required to (i) maintain each Facility in good operating condition, ordinary wear and tear excepted, (ii) cause each Facility to continue to have the capacity and functional ability to continue its operations in normal commercial operation, in a commercially reasonable manner, (iii) comply with the standards imposed by any insurance policies in effect at any time with respect to each Facility or any of them or any part thereof, and (iv) remediate, or cause the remediation of, any hazardous substance contamination (of any soil, surface water, groundwater or otherwise) at any Facility, as required by and in accordance with all applicable requirements of law and of any court and of any governmental authority having jurisdiction.

     SECTION 7.02. REPLACEMENT EQUIPMENT. Except after the occurrence of an Event of Loss, Lessee, at its own expense, shall promptly replace all material, necessary or useful appliances, appurtenances, accessories and miscellaneous property of whatever nature (herein collectively referred to as "Replacement Equipment", which term shall include all Alterations other than Optional Alterations) that may from time to time be incorporated or installed in or attached to or otherwise be part of (collectively, "incorporated in") any Facility and that may from time to time fail to function in a commercially efficient manner or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever.

     SECTION 7.03. ALTERATIONS REQUIRED BY LAW; MANDATORY TENANT IMPROVEMENT AND FACILITY MODIFICATIONS. Lessee shall make such Alterations to each Facility as may be required from time to time to meet the requirements of and be in conformity with all applicable requirements of law, of any court and of any governmental authority having jurisdiction and will maintain the same in the condition required by such laws and requirements.

     SECTION 7.04. OPTIONAL ALTERATIONS. In addition to the foregoing, Lessee, at its own expense, may from time to time make such Alterations to any Facility as Lessee may deem desirable in the proper conduct of its business (the "Optional Alterations"), PROVIDED that such Alterations shall not adversely and materially affect the value, usefulness or remaining economic useful life of such Facility. Title to any Optional Alteration shall remain with Lessee and Lessee may remove any Optional Alterations from the applicable Facility; PROVIDED, HOWEVER, that such removal shall not be permitted at any time during the existence of a Lease Event of Default and, PROVIDED, FURTHER, Lessee shall be obligated to repair any damage to the applicable Facility caused by the affixing or any optional Alteration or the removal of any Optional Alteration.

     SECTION 7.05. TITLE TO REPLACEMENT EQUIPMENT. Title to each item of the Replacement Equipment (including any Alteration other than an Optional Alteration) incorporated in the Equipment pursuant to this Article VII shall without further act vest in Lessor, shall be free and clear of all Liens except Permitted Liens and shall be deemed to constitute a part of the applicable Facility and be subject to this Lease.

     All Replacement Equipment removed from the Equipment shall remain the property of Lessor until replaced by additional Replacement Equipment complying with the requirements hereof.

     Lessor hereby waives any right to distrain Lessee Owned Equipment and any landlord's lien or similar lien upon Lessee Owned Equipment, regardless of whether such lien is created by statute or otherwise. Lessor agrees, at the request and at the expense of Lessee, to execute a waiver (in a written form reasonably satisfactory to Lessee, Lessor and the Agent), of any landlord's lien or similar lien for the benefit of any present or future holder of a security interest in, or lessor of, any Lessee Owned Equipment. Lessor acknowledges, and agrees to acknowledge in the future (in a written form reasonably satisfactory to Lessee, Lessor and the Agent), to such Persons, at such times and for such purposes as Lessee may reasonably request, that Lessee Owned Equipment is Lessee's property and not Equipment, Alterations or Replacement Equipment (regardless of whether or to what extent such Lessee Owned Equipment is affixed to any Facility), or otherwise subject to the terms of this Lease, and that Lessor has no right, title or interest in any Lessee Owned Equipment. Lessee shall not affix any Lessee Owned Equipment to any Facility to the extent such would adversely and materially affect the value, usefulness or remaining economic useful life of any Facility. At Lessee's cost, Lessee shall repair any damage caused to any Facility in connection with any affixing of Lessee Owned Equipment or removal of Lessee Owned Equipment from such Facility. Prior to any sale of any Facility to any third party purchaser pursuant to Section 4.01(b) hereof, any return of any Facility to Lessor or any exercise of remedies by Lessor hereunder in connection with a Lease Event of Default, Lessee shall remove all Lessee Owned Equipment from such Facility and comply with its other obligations hereunder with respect to Lessee Owned Equipment. If Lessee fails to remove (or cause to be removed) Lessee Owned Equipment in compliance with the requirements of the preceding sentence or otherwise to comply with its obligations hereunder with respect to Lessee Owned Equipment, then all such Lessee Owned Equipment shall be deemed abandoned, title thereto without further action shall immediately vest with Lessor and Lessor shall have no obligation or liability to Lessee or any other Person (except the Agent) with respect to such Lessee Owned Equipment.

     SECTION 7.06. PERMITTED CONTESTS. Lessee may challenge any requirement of law relating to any Facility to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any applicable requirement of law or of a governmental authority relating to the operation or maintenance of any Facility shall be diligently and (to the extent Lessee has control of any such test, challenge, appeal or proceeding) timely prosecuted in good faith by Lessee or (b) compliance with such requirement shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance. In any event, Lessee may pursue such test, challenge, appeal, proceeding or noncompliance only if such test, challenge, appeal, proceeding or noncompliance shall not reasonably be expected to involve a material risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of any Lien other than a Permitted Lien on, any part of any Facility or of impairment of the operation of any Facility, (ii) extending the ultimate imposition of such requirement beyond the termination of the Term (unless there shall have been furnished indemnification reasonably satisfactory to Lessor), (iii) any material claim against Lessor or the Facility (unless there shall have been furnished indemnification reasonably satisfactory to Lessor) or (iv) the nonpayment of Rent. Challenges conducted in accordance with the requirements of this Section 7.06 shall in no event be deemed a Lease Event of Default.


                                  ARTICLE VIII
                           LEASE INTENDED AS SECURITY

     Title to the Facilities shall at all times remain in Lessor and at no time during the Term shall title become vested in Lessee. This Lease is a lease intended as security. Lessee hereby (a) irrevocably grants to Lessor (respecting those aspects of the Facilities which are personal property) a security interest and lien in the Facilities and all proceeds thereof and (b) irrevocably mortgages, grants, bargains, sells, conveys, transfers, assigns and sets over to Lessor (respecting those aspects of the Facilities which are real property) a mortgage lien on the Facilities, all as collateral security for the payment and performance by Lessee of Lessee's obligations as Lessee hereunder.


                                   ARTICLE IX
                                    INSURANCE

     SECTION 9.01. COVERAGE. Without limiting any of the other obligations or liabilities of Lessee under this Lease, Lessee (at its own cost and expense) shall carry and maintain or cause to be carried and maintained at all times prior to the expiration or earlier termination of the Lease at least the following insurance coverages:

          (a) PROPERTY INSURANCE. All risk property damage insurance with respect to each Facility insuring against loss or damage in an amount not less than the replacement cost of such Facility, less the footing and foundation costs, as such amount may change from time to time and not excluding from coverage (i) fire and normal extended coverage perils customarily included in policies available with respect to property in the same general region comparable to such Facility, (ii) flood, tornado, hurricane and other perils customarily included under policies so available and (iii) business interruption relating to the loss of rental payments from sublessees for a period of one or more years;

          (b) LIABILITY INSURANCE. Commercial general liability, excess liability, including blanket contractual, personal injury, bodily injury and property damage (including broad form property damage and explosion, collapse and underground property damage) insurance applicable to each Facility and/or the ownership operation, maintenance, condition or use of such Facility in such amounts as are usually carried by Persons operating facilities presenting comparable risks in the same general region but in any event in an amount not less than $20,000,000 per occurrence; and

          (c) OTHER INSURANCE. Such other insurance with respect to each Facility in such amounts and against such insurable hazards as is usually carried by Persons operating similar properties in the same general region, but any loss of the type customarily covered by the policies described in Sections 9.01(a) and (b), whether actually covered in whole or in part by such policies, shall be the responsibility of Lessee and the absence of such coverage shall not relieve Lessee from any of its obligations under any of the Operative Documents.

     All insurance policies carried in accordance with this Section 9.01 shall be maintained with insurers of recognized responsibility and standing in the industry reasonably approved by Lessor and not disqualified from insuring risks in the States of Florida, Texas or any other State where a Facility is located. Each insurer will have a Best Rating of no less than "A".

     Any insurance policies carried in accordance with this Section 9.01 shall be subject to deductible and/or retention amounts of no more than $1,500,000 with respect to each Facility on an individual basis.

     SECTION 9.02. POLICY PROVISIONS. Any insurance policy maintained by Lessee pursuant to Section 9.01 hereof shall:

          (a) ADDITIONAL INSURED/LOSS PAYEE. (i) Name Lessee as an insured and the Additional Insureds as additional insureds, to the extent of their respective interests (with respect to liability policies) and (ii) name the Agent, so long as the Notes shall not have been paid in full and the Liens of the Loan Agreement and the Mortgages shall not have been discharged, as a loss payee to the extent of its interests and also shall name Lessor as a loss payee to the extent of its interest (with regard to property damage policies);

          (b) ADJUSTMENT OF CLAIMS. Provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted (i) with Lessee, unless and until the Agent or Lessor, as appropriate, notifies the insurer that a Lease Default or a Lease Event of Default shall have occurred and be continuing, or (ii) except in the case of public liability insurance and workers' compensation insurance, if the insurer receives a notice from the Agent or Lessor, as appropriate, that a Lease Default or a Lease Event of Default shall have occurred and be continuing, (A) with the Agent, so long as the Notes shall not have been paid in full and the Liens of the Loan Agreement and the Mortgages shall not have been discharged, and (B) thereafter with Lessor. Notwithstanding the foregoing, Lessee shall not finally agree to any adjustment of claim for damages with respect to any Facility in excess of $1,000,000 (in the aggregate on a calendar year basis) until Lessee shall have given the Agent or Lessor, as appropriate, notice of the proposed settlement and ten (10) Business Days in which to object thereto. Failure of the Agent or Lessor, as appropriate, to object to such proposed settlement by the end of such ten (10) Business Days shall be deemed as consent thereto.

          (c) WAIVER OF PREMIUMS. Include effective waivers by the insurer of all claims for insurance premiums or commissions or (if such policies provide for the payment thereof) additional premiums or assessments against any Additional Insured;

          (d) INSURANCE NOT INVALIDATED. Provide that in respect of the interests of each Additional Insured, such policies shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure each Additional Insured regardless of, and any claims for losses shall be payable notwithstanding:

               (i) any act of negligence, including any breach of any condition or warranty in any policy of insurance, of Lessee, any Additional Insured or any other Person;

               (ii) the occupation or use of any Facility for purposes more hazardous than permitted by the terms of the policy;

               (iii) any foreclosure or other proceeding or notice of sale relating to any Facility; or

               (iv) any change in the title to or ownership of any Facility;

          (e) PRIMARY COVERAGE. Provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of any Additional Insured under any other insurance policies covering a loss that is also covered under the insurance policies maintained by Lessee pursuant to this Article IX;

          (f) CANCELLATION. Provide that any cancellation thereof or material adverse change therein shall not be effective as to any Additional Insured until at least 30 days after receipt by such Additional Insured of written notice thereof;

          (g) SUBROGATION. Waive any right of subrogation of the insurers against each Additional Insured, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured;

          (h) ASSIGNMENT. Provide that the whole or any part of the right, title and interest of Lessor or Lessee therein may be assigned consistent with the Operative Documents to the Agent; and

          (i) OTHER. Subject to Section 9.01 hereof, be reasonably satisfactory to each Additional Insured in all other material respects.

     SECTION 9.03. EVIDENCE OF INSURANCE. Lessee shall deliver to the Agent by the applicable Commencement Date, and by the annual anniversary of each year thereafter, certificates of insurance executed by the insurer or its duly authorized agent evidencing the amounts and duration of the respective insurance policies then maintained by Lessee with respect to each such Facility. At each such time, Lessee shall also provide the Agent an opinion letter from Lessee's insurance broker stating that in such broker's opinion after due inquiry, the insurance policies which Lessee has in place regarding each Facility satisfy in all respects the insurance requirements of this Lease. Upon written request from any Additional Insured, Lessee shall also cause such insurance certificates and opinion letters from Lessee's insurance broker to be addressed to and delivered to such Additional Insured.

     SECTION 9.04. APPLICATION OF INSURANCE PROCEEDS. All proceeds of insurance maintained pursuant to Section 9.01(a) on account of any damage to or destruction of any Facility or any part thereof not constituting an Event of Loss (in each case less the actual costs, fees and expenses incurred in the collection thereof) shall (so long as no Lease Default or Lease Event of Default shall have occurred and be continuing) be paid to Lessee or as it may direct and applied by Lessee to pay the costs referred to in Section 12.02 hereof.

     All such proceeds received or payable on account of an Event of Loss shall be distributed in accordance with Section 12.02. If a Lease Default or Lease Event of Default shall have occurred and be continuing, such proceeds shall be held and applied as provided in
Section 12.03.

     SECTION 9.05. ADDITIONAL INSURANCE BY LESSOR.  Nothing in this
Article IX shall prohibit any party from maintaining, at its expense, additional insurance for its own account with respect to any Facility or any part thereof PROVIDED that any such additional insurance shall not provide for or result in a reduction of coverage or amounts payable under insurance required to be maintained under this Article IX.

                                    ARTICLE X
                    RETURN AND DISPOSITION OF THE FACILITIES

     Unless each Facility shall have been transferred to Lessee or a third party purchaser pursuant to the terms and provisions hereof (including without limitation Article IV, Section 12.01 or Article XVII), Lessee shall, on termination of this Lease, and at its own expense, return all the Facilities to Lessor by surrendering the same into the possession of Lessor (x) free and clear of all Liens other than Lessor Liens, Liens for taxes not yet due and those Liens identified in subsections (b) and (f) of the definition of "Permitted Liens" and (y) in the condition required by Article VII hereof;

PROVIDED, the foregoing provisions of this Article X are not intended, and shall not, create a right of return and/or abandonment in favor of Lessee and shall be effective only with regard to (i) the exercise of certain remedies by Lessor upon the occurrence of a Lease Event of Default or (ii) the retention of any Facility, by Lessor pursuant to Section 4.01(b).


                                   ARTICLE XI
       FINANCIAL INFORMATION; FINANCIAL COVENANTS; MERGERS, CONSOLIDATIONS
                       AND OTHER CORPORATE REORGANIZATIONS

     SECTION 11.01. FINANCIAL INFORMATION. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, ALL FINANCIAL REPORTING INFORMATION, REPORTS, STATEMENTS, CERTIFICATES, ACCOUNTING OPINIONS AND THE LIKE (INCLUDING WITHOUT LIMITATION THE ANNUAL FINANCIAL INFORMATION, QUARTERLY FINANCIAL INFORMATION AND COMPLIANCE CERTIFICATES OF THE TYPE REFERENCED IN SECTIONS 11.01(a)-(d) HEREOF) DELIVERED TO AGENT UNDER OR WITH RESPECT TO THE REVOLVING CREDIT AGREEMENT SHALL (WITHOUT FURTHER ACTION AND REGARDLESS OF ANY FUTURE DISCLAIMER TO THE CONTRARY BY LESSEE, ANY OF ITS AFFILIATES OR ANY OTHER PERSON) BE DEEMED DELIVERED HEREUNDER AND MAY BE RELIED UPON BY LESSOR, THE AGENT AND EACH LENDER AS THOUGH DELIVERED HEREUNDER. LESSEE HEREBY EXPRESSLY CONSENTS TO THE DELIVERY OF ANY AND ALL OF THE ABOVE REFERENCED FINANCIAL REPORTING INFORMATION, REPORTS, STATEMENTS, CERTIFICATES, ACCOUNTING OPINIONS AND THE LIKE (INCLUDING WITHOUT LIMITATION THE ANNUAL FINANCIAL INFORMATION, QUARTERLY FINANCIAL INFORMATION AND COMPLIANCE CERTIFICATES OF THE TYPE REFERENCED IN SECTIONS 11.01(a)-(d) HEREOF) BY THE AGENT, IN ITS DISCRETION, TO LESSOR. LESSOR MAY FROM TIME TO TIME REQUEST, AND LESSEE SHALL DELIVER AS REQUESTED, THE FINANCIAL REPORTING INFORMATION REFERENCED IN SECTIONS 11.01(a)-(d) TO THE EXTENT (I) ANY OF THE PROVISIONS OR REQUIREMENTS OF THIS SECTION 11.01 ARE CHALLENGED OR DEEMED UNENFORCEABLE, (II) THE REVOLVING CREDIT AGREEMENT IS TERMINATED OR EXPIRES PRIOR TO THE TERMINATION OR EXPIRATION OF THE TERM OR (III) AGENT OR ANY LENDER, FOR WHATEVER REASON, CEASES TO BE A LENDER UNDER THE REVOLVING CREDIT AGREEMENT PRIOR TO THE TERMINATION OR EXPIRATION OF THE TERM.

     The financial information referenced in Sections 11.01(a) -
(c) below shall be delivered by Lessee to Lessor consistent with the terms and provisions of the first paragraph of Section 11.01:

          (a) ANNUAL FINANCIAL INFORMATION. As soon as available, and in any event within ninety (90) days after the end of each fiscal year, Lessee will furnish to Lessor a copy of the annual consolidated audit report of Lessee and its Consolidated Subsidiaries for such fiscal year containing balance sheets, statements of income, statements of stockholders' equity, and statement of cash flow, and prepared in accordance with GAAP, certified by Lessee's independent public accountants to Lessor to present fairly the financial condition and results of the operations of Lessee and its Consolidated Subsidiaries at the date and for the periods indicated therein, such audit report to be accompanied by a compliance certificate in form and substance reasonably satisfactory to Lessor, signed by a senior financial officer of Lessee;

          (b) QUARTERLY FINANCIAL INFORMATION. As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year, Lessee will furnish to Lessor a copy of an unaudited financial report of Lessee and its Consolidated Subsidiaries as at the end of such fiscal quarter and for both the quarterly period then ended and the then-elapsed portion of the fiscal year, containing balance sheets and statements of income, and prepared in accordance with GAAP (except for the absence of footnotes and subject to changes resulting from audit and normal year-end adjustments), certified by a senior financial officer of Lessee to present fairly the financial condition and results of the operations of Lessee and its Consolidated Subsidiaries at the date and for the periods indicated therein, each such financial report to be accompanied by a compliance certificate in form and substance reasonably to Lessor, signed by a senior financial officer of Lessee; and

               (c) COMPLIANCE CERTIFICATE. Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, a duly executed and completed financial covenants compliance certificate, in form and substance reasonably satisfactory to Lessor.

     The financial reporting requirements specified above in Sections 11.01(a)-(d) shall automatically be deemed to be amended and modified at such times as (and in the same manner and to the same extent as) the corresponding financial reporting requirements under the Revolving Credit Agreement are amended and modified; PROVIDED, HOWEVER, notwithstanding the foregoing, to the extent (i) the Revolving Credit Agreement is terminated or expires prior to the termination or expiration of the Term or (ii) NationsBank or Credit Lyonnais, for whatever reason, ceases to be a lender under the Revolving Credit Agreement prior to the termination or expiration of the Term, then in each such case, the financial reporting requirements under this Lease thereafter shall be identical to those in existence (A) as of the date the Revolving Credit Agreement terminates or expires (in the case of subsection
(i) of this proviso) or (B) as of the date NationsBank or Credit Lyonnais ceases to be a lender under the Revolving Credit Agreement (in the case of subsection (ii) of this proviso).

     SECTION 11.02. FINANCIAL COVENANTS. Lessee will comply with the following financial covenants and demonstrate such compliance as of the end of each fiscal quarter of Lessee pursuant to a Lessee Compliance Certificate delivered to Lessor in accordance with the terms of Section 11.01 hereof:

           (a) RATIO OF TOTAL LIABILITIES TO NET WORTH. Lessee will not permit the ratio of Total Liabilities to Net Worth at any time during Lessee's (i) second and third fiscal quarters each year during the term of this Lease to be greater than 2.25 to 1.00, and
     (ii) first and fourth fiscal quarters each year during the term of this Lease to be greater than 1.25 to 1.00.

          (b) FIXED CHARGES COVERAGE RATIO. Lessee will not permit the Fixed Charges Coverage Ratio at any time to be less than 1.30 to
     1.00. $50,000,000 of the provision established in the fiscal quarter ending July 30, 1995 for inventory markdowns shall be added to pretax consolidated income of the Lessee for fiscal quarter ending July 30, 1995 only for purposes of determining compliance with the covenant contained in this Section for the fiscal quarters ending July 30, 1995; October 29, 1995; January 28, 1996; and April 28, 1996.

          (c) CURRENT Ratio. Lessee will not permit the ratio of (i) Current Assets to (ii) the sum of (A) Current Liabilities plus (B) amounts outstanding under the Revolving Credit Agreement as Advances, at any time to be less than 1.20 to 1.00.

          (d) MODIFIED LEVERAGE Ratio. Lessee will not permit the ratio, measured at the end of each quarter, of (1) Adjusted Total Debt to (ii) the sum of (A) consolidated income of Lessee and its Subsidiaries before income taxes for the preceding twelve month period (excluding extraordinary cash gains or losses for the preceding twelve month period), plus (B) interest expense for the preceding twelve month period, plus (C) operating lease expense for the preceding twelve month period plus (D) depreciation and amortization expense for the preceding twelve month period, at any time to be greater than six (6) to one (1). $50,000,000 of the provision established in the fiscal quarter ending July 30, 1995 for inventory markdowns shall be added to pretax consolidated income of the Lessee for fiscal quarter ending July 30, 1995 only for purposes of determining compliance with the covenant contained in this Section for the fiscal quarters ending July 30, 1995; October 29, 1995; January 28, 1996; and April 28, 1996.

     The financial covenants specified above in this Section 11.02 shall automatically be deemed to be amended and modified at such times as (and in the same manner and to the same extent as) the corresponding financial covenants under the Revolving Credit Agreement are amended and modified; PROVIDED, HOWEVER, notwithstanding the foregoing, to the extent (i) the Revolving Credit Agreement is terminated or expires prior to the termination or expiration of the Term or (ii) NationsBank or Credit Lyonnais, for whatever reason, ceases to be a lender under the Revolving Credit Agreement prior to the termination or expiration of the Term, then in each such case, the financial covenants under this Lease thereafter shall be identical to those in existence (A) as of the date the Revolving Credit Agreement terminates or expires (in the case of subsection (i) of this proviso) or (B) as of the date such Lender ceases to be a lender under the Revolving Credit Agreement (in the case of subsection (ii) of this proviso).

     SECTION 11.03. AMENDMENTS OF REVOLVING CREDIT AGREEMENT. Lessee hereby agrees to notify (within ten (10) Business Days) the Agent of each amendment, modification and/or other change regarding the Revolving Credit Agreement, and the Lessor, the Agent and each Lender may rely on such notice as if delivered hereunder. In such notice, Lessee shall provide a reasonably detailed explanation of such amendment, modification and/or other change.

     SECTION 11.04. FINANCIAL OR COVENANT COMPLIANCE. Notwithstanding the reporting requirements of GAAP, in no event will any tax retention operating lease which is provided for in the Operative Documents be considered a capital lease for financial or other covenant compliance.

                                   ARTICLE XII
                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

     SECTION 12.01. PAYMENT OF TERMINATION VALUE ON AN EVENT OF LOSS. If an Event of Loss shall occur, Lessee shall give Lessor written notice of such occurrence, and the date thereof, and shall pay on the next occurring Termination Value Date (or if such next occurring Termination Value Date is within twenty-five (25) days of the date of the Event of Loss, then on the second occurring Termination Value Date), an amount equal to the sum of the Termination Value respecting the Facility which incurred such Event of Loss as of the date of payment, all Basic Rent and all Supplemental Rent due and owing or accrued through and including the date of payment and all Sales Expenses. Upon payment in full of such amounts, (i) the Term shall end respecting the Facility which incurred such Event of Loss, (ii) the obligations of Lessee hereunder respecting the Facility which incurred such Event of Loss (other than any other such obligations expressed herein as surviving termination of this Lease) shall terminate as of the date of such payment and (iii) Lessor shall transfer the Facility which incurred such Event of Loss to Lessee upon the settlement terms specified in Section 4.01(d) hereof.

     SECTION 12.02. APPLICATION OF PAYMENTS ON AN EVENT OF LOSS OR OTHERWISE. Unless a Lease Default or a Lease Event of Default shall have occurred and shall then be continuing (in which case dispositions shall be made pursuant to Section 12.03 hereof), insurance proceeds or payments received at any time by Lessor or Lessee from any insurer or governmental authority or other Person with respect to any loss, condemnation, confiscation, or seizure of, or requisition of title to or use of, or damage to, any Facility or any part thereof shall be paid to Lessee.

     SECTION 12.03. OTHER DISPOSITIONS. Notwithstanding the foregoing provisions of this Article XII, so long as a Lease Default or a Lease Event of Default shall have occurred and be continuing and to the extent Lessor has notified the appropriate insurer, governmental authority or other Person of the occurrence of such Lease Default or Lease Event of Default, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article XII shall be paid to Lessor. The portion of such payments as shall not exceed the amount required to be paid by Lessee pursuant to Section 12.01 hereof shall be applied in reduction of Lessee's obligation to pay such amounts (if not already paid by Lessee), and the remainder shall be held by Lessor as security for the obligations of Lessee under this Lease. At such time thereafter as no Lease Default or a Lease Event of Default shall be continuing, such amount shall be paid promptly to Lessee unless Lessor shall have theretofore declared this Lease to be in default pursuant to Section 17.01 hereof, in which event such amount shall be disposed of by Lessor in accordance with this Lease.

                                  ARTICLE XIII
                       FEDERAL AND STATE TAX CONSEQUENCES

     It is expressly agreed that for federal and state income tax purposes the parties entered into the transaction contemplated by this Lease intending such transaction to be characterized as a mere financing and for Lessee to be considered the owner of each Facility for such tax purposes. Consistent with the foregoing, Lessee intends to claim the cost recovery deductions associated with each Facility, and Lessor agrees not to take an inconsistent position on its federal or state income tax returns; PROVIDED, HOWEVER, Lessor makes no representation or warranty as to the correctness of such intended tax characterization.

                                   ARTICLE XIV
                        ASSIGNMENT AND SUBLEASE; LOCATION

     SECTION 14.01. ASSIGNMENT AND SUBLEASE. With the prior written consent of Lessee, Lessor may assign, sell, convey or otherwise transfer any of its right, title or interest in, to or under any of the Operative Documents, and/or with respect to any Facility; PROVIDED, HOWEVER, in its discretion and without Lessee's consent, Lessor may (x) collaterally assign to the Agent or any replacement Agent (to the extent such replacement Agent is an Affiliate of the Agent to the Lenders, a successor to the Agent to the Lenders or otherwise a Lender at such time under the Loan Agreement, as the case may be) any of its right, title or interest in, to or under any of the Operative Documents, and/or with respect to any Facility and (y) in connection with the sale of such Facility pursuant to a foreclosure or deed in lieu of foreclosure, assign to any Person any of the Lessor's right, title and interest in, to or under any of the Operative Documents and/or any Facility (and in the event Lessor assigns such interest to the Agent or any Lender hereunder, the Agent or any Lender may further assign its right, title and interest to any Person); PROVIDED, FURTHER, with Lessee's consent, such consent not to be unreasonably withheld, Lessor may collaterally assign to any other Person (not referenced in the immediately preceding proviso) any of its right, title or interest in, to or under any of the Operative Documents, and/or with respect to any Facility. To the extent any such assignment, sale, conveyance or other transfer is absolute and not on a collateral basis, Lessor shall be released, from and after the effective date thereof, from all liability in, to and under the Operative Documents and with respect to each Facility, and the assignee, purchaser, acquirer or other transferee shall be responsible for all such liabilities. In its discretion and without the prior written consent of Lessor, Lessee may sublease any Facility or any part thereof to an Affiliate of Lessee or a Subsidiary of Lessee or assign any of its rights or interests hereunder to an Affiliate of Lessee or a Subsidiary of Lessee. Lessee may not sublease any Facility or any part thereof or assign any of its rights or interests hereunder, in either case to any Person other than an Affiliate of Lessee or a Subsidiary of Lessee, without the prior written consent of Lessor, which consent shall not be unreasonably withheld by Lessor; PROVIDED, HOWEVER, that any such sublease or assignment or any sale, conveyance or other transfer (including to an Affiliate or a Subsidiary of Lessee) shall not release Lessee from any of its obligations or liabilities of any nature whatsoever arising under any of the Operative Documents; PROVIDED, FURTHER, no such sublease, assignment, sale, conveyance or other transfer by Lessee (including to an Affiliate or a Subsidiary of Lessee) shall be permitted if a Lease Default or Lease Event of Default has occurred and is continuing. The rights and obligations of Lessor and Lessee hereunder shall inure to the benefit of, and be binding upon, the permitted successors and assigns of Lessor and Lessee, respectively.

     Lessee hereby grants Lessor a Lien on any and all subleases Lessee enters respecting any and all Facilities or any part thereof whether now existing or hereafter arising. Lessee further acknowledges and agrees that no further act or documentation shall be required to document such event.

     SECTION 14.02. LOCATION. Except as permitted pursuant to Article VII hereof, Lessee shall not remove, or permit to be removed, any Facility, or any portion thereof, from any Site on which such Facility is initially located without the prior written consent of Lessor, except that Lessee or any other Person may remove a component of any Facility if title thereto shall have passed to Lessee in accordance with the provisions of Article XII hereof. The restrictions imposed pursuant to this Section 14.02 shall not apply to any Lessee Owned Equipment.

                                   ARTICLE XV
                             INSPECTION AND REPORTS

     SECTION 15.01. CONDITION AND OPERATION. Lessor and its authorized representatives, including without limitation each of (x) the Agent and (y) the Lenders (collectively, the "Inspecting Parties") may, upon reasonable notice to Lessee during normal business hours, inspect any and all Facilities. Provided such inspection by the Inspecting Parties does not unduly interfere with Lessee's operations at the Facility then under inspection, the Inspecting Parties may also inspect the books and records of Lessee relating to the condition and state of repair of the Facility then under inspection and make copies and abstracts therefrom. All such inspections shall be at the expense of the Inspecting Parties prior to the occurrence of a Lease Event of Default and at Lessee's expense after such occurrence. Lessee shall furnish to the Inspecting Parties a detailed, written report (in a form reasonably satisfactory to Lessor) accurate in all material respects regarding the condition and state of repair of the Facilities, all at such times and as often as may be reasonably requested by the Inspecting Parties. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry and none of the Inspecting Parties shall incur any liability or obligation by reason of not making any such inspection or inquiry. To the extent permissible, Lessee shall prepare and file in timely fashion, or, where Lessor shall be required to file, Lessee shall prepare and deliver to Lessor within a reasonable time prior to the date for filing, any reports with respect to the condition or operation of the Facilities that shall be required to be filed with any Federal, state or other governmental or regulatory authority.

     SECTION 15.02. LIABILITY. Lessee shall, promptly after obtaining knowledge thereof, give written notice within a reasonable time (but in any event within thirty (30) days of Lessee having gained such knowledge) to Lessor of each accident likely to result in material damages, or claims for material damages against Lessee or any other Person, with respect to any Facility in excess of $1,000,000 for any single occurrence and for all such occurrences during any twelve (12) month period during the Term which in the aggregate respecting the Facilities result in material damages or claims for material damages in excess of $2,000,000, and occurring in whole or in part (whenever asserted) during the Term, and on written request shall furnish to Lessor the names and addresses of the parties involved, any Persons injured, witnesses and owners of any property damaged, and such other information as may be known to it, and shall within a reasonable time (but in any event within thirty (30) days of Lessee having gained such knowledge) following receipt of written request furnish Lessor with copies of all correspondence, papers, notices and documents whatsoever received by Lessee in connection therewith.

                                   ARTICLE XVI
                                EVENTS OF DEFAULT

     Each of the following events shall constitute a "Lease Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  BASIC RENT, TERMINATION VALUE AND AMOUNTS UNDER SECTION
     3.07 HEREOF. Lessee shall fail to make any payment of Basic Rent (with respect to which notice has been given pursuant to Section
     3.01 hereof), Termination Value or any amount under Section 3.07 hereof when due and such failure shall continue unremedied for a period of five (5) Business Days after the same is due and payable;

          (b) SUPPLEMENTAL PAYMENTS. Lessee shall fail to make any payment of Supplemental Rent (other than as referenced in clause
     (a) of this Article XVI) or any other amount payable hereunder within ten (10) Business Days after Lessee's receipt of (i) notice of such failure and (ii) documentation which in Lessor's reasonable judgment is necessary or appropriate to verify the calculation of Supplemental Rent or any other amount payable hereunder;

          (c) AUTOMATIC COVENANT DEFAULTS. Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it (not included in clause (a) or (b) of this Article XVI) (i) under Sections 11.02 or 14.01 hereof, (ii) regarding Lessee's obligation to maintain in effect the insurance policies referenced in Section 9.01(a)-(c) in accordance with the requirements of Section 9.02 or (iii) regarding Lessee's obligations to pay all amounts owed under Article IV on the specified due date therefor or to deliver possession of the Facilities to the appropriate third party purchaser on the Expiration Date;

          (d) OTHER COVENANT DEFAULTS. Lessee shall fail to perform or observe any covenant, condition or agreement (not included in clause (a), (b) or (c) of this Article XVI) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue unremedied for a period of thirty (30) days after Lessee's receipt of notice thereof;

          (e) BANKRUPTCY, ETC. The filing by Lessee of any petition for dissolution or liquidation of Lessee, or the commencement by Lessee of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or Lessee shall have consented to the entry of an order for relief in an involuntary case under any such law, or the failure of Lessee generally to pay its debts as such debts become due (within the meaning of the Bankruptcy Reform Act of 1978, as amended), or the failure by Lessee promptly to satisfy or discharge any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Lease, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for Lessee or any substantial part of its property, or a general assignment by Lessee for the benefit of its creditors, or the entry by Lessee into an agreement of composition with its creditors, or Lessee shall have taken any corporate action in furtherance of any of the foregoing; or the filing against Lessee of an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within ninety (90) days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against Lessee for reorganization, composition, extension or arrangement with creditors which either (i) results in a finding or adjudication of insolvency of Lessee or (ii) is not dismissed within ninety (90) days of the date of the filing of such petition;

          (f) MISREPRESENTATION. Any representation or warranty by Lessee in any Operative Document or in any certificate or document delivered pursuant thereto shall have been materially false when made; and

          (g) CROSS DEFAULT. Any default (after receipt of any notice required thereunder and expiration of any applicable grace period) shall have occurred under (i) the Revolving Credit Agreement, (ii) to the extent the Revolving Credit Agreement has expired or been terminated, the then current principal credit agreement of Lessee (provided such credit agreement is senior or pari passu with the obligations of Lessee hereunder or under any of the other Operative Documents or (iii) by Lessee under any of the Operative Documents.

                                       ARTICLE XVII
                                        ENFORCEMENT

     SECTION 17.01. REMEDIES. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, by notice to Lessee declare this Lease to be in default, and at any time thereafter Lessor may do one or more of the following as Lessor in its sole discretion shall determine:

          (a) RESCISSION. Lessor may, by notice to Lessee, rescind or terminate this Lease;

          (b) POSSESSION OF FACILITIES. Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, deliver control of any or all Facilities so demanded promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and X hereof as if such Facility or Facilities, as the case may be, were being returned at the end of the Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) enter upon the respective Site or Sites, as the case may be, and take immediate possession of (to the exclusion of Lessee) such Facility or Facilities, as the case may be, or remove the related Equipment, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise, except for the use of excessive force;

          (c) SALE OF FACILITIES. Lessor may sell all or any part of any or all the Facilities and the rights of Lessor to such Facility or Facilities, as the case may be, at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto except to the extent required by Section 17.01(e)(ii) hereof in the event Lessor elects to exercise its rights under Section 17.01(e)(ii) in lieu of its rights under this Section 17.01(c);

          (d) HOLD, UTILIZE OR LEASE FACILITIES. Lessor may hold, utilize to the extent Lessor deems reasonably appropriate or lease to others all or any part of any or all the Facilities as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that Lessee's obligation to pay Basic Rent with respect to such Facility or Facilities, as the case may be, for periods commencing after Lessee shall have been deprived of use of such Facility or Facilities, as the case may be, pursuant to this paragraph (d) shall be reduced by the net proceeds, if any, received by Lessor from leasing such Facility or Facilities, as the case may be, to any Person other than Lessee for the same periods or any portion thereof;

          (e) LIQUIDATED DAMAGES. Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under clauses (a), (b), (c) or (d) above with respect to any or all the Facilities, demand, by written notice to Lessee specifying a payment date which shall be a Rent Payment Date not earlier than ten (10) days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent for such Facility or Facilities, as the case may be, due after the payment date specified in such notice), any unpaid Basic Rent for any Facility due through the payment date specified in such notice plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Overdue Rate from the payment date specified in such notice to the date of actual payment):

               (i) if a sale pursuant to clause (c) above has not occurred, an amount equal to the excess, if any, of the aggregate Termination Value of all the Facilities then being subjected to the remedy set forth under this
          Section 17.01(e)(i) (as Lessor in its sole discretion may determine), computed as of the payment date specified in such notice, over the aggregate Fair Market Sales Value for all such Facilities as of the payment date specified in such notice (such Fair Market Sales Value to be determined by the Appraisal Procedure) plus all other expenses or costs reasonably incurred by Lessor (and not otherwise reimbursed) in connection with the exercise of Lessor's remedies hereunder pursuant to the occurrence and continuation of a Lease Event of Default; or

               (ii) if a sale pursuant to clause (c) has occurred, an amount equal to (A) the aggregate Termination Value of all the Facilities then being subjected to the remedy set forth under this Section 17.01(e)(ii) (as Lessor in its sole discretion may determine) minus any proceeds of a sale of any of such Facilities pursuant to clause (c) above which has occurred prior to the date of payment of the amount due hereunder (although Lessor has no obligation whatsoever to exercise any right pursuant to clause (c) above), plus (B) all Sales Expenses and plus
          (C) all other expenses or costs reasonably incurred by Lessor (and not otherwise reimbursed) in connection with the exercise of Lessor's remedies hereunder pursuant to the occurrence and continuation of a Lease Event of Default;

          (f) ACCELERATION. Lessor may, by written notice to Lessee specifying a payment date which may be any date not earlier than five (5) Business Days after the date of such notice, require that Lessee pay to Lessor (and Lessee shall pay to Lessor on the payment date specified in such notice) the aggregate Termination Value of all the Facilities then being subjected to the remedy set forth under this Section 17.01(f) (as Lessor in its sole discretion may determine) as of the payment date specified in such notice and any and all other unpaid Basic Rent, Supplemental Rent and any and all other amounts and obligations of any and every kind owing or accrued by Lessee to Lessor hereunder or under any other Operative Document due prior to or on the payment date specified in such notice whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Lessee. Upon Lessor's receipt of all the amounts described in the previous sentence, Lessor shall transfer its title in and to such Facilities in accordance with the provisions of Section 4.01(d) hereof.

               (g) OTHER RIGHTS AT LAW. Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          SECTION 17.02. SURVIVAL OF LESSEE'S OBLIGATIONS. No termination of this Lease, in whole or in part, or repossession of any of the Facilities or exercise of any remedy under Section 17.01 hereof shall, except as specifically provided therein, relieve Lessee of any of its liabilities and obligations hereunder. In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all legal fees and other costs and expenses reasonably incurred by Lessor by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, and including all costs and expenses reasonably incurred in connection with the return of the Facilities (or any of them) in the manner and condition required by, and otherwise in accordance with the terms and provisions of this Lease. At any sale of any Facility or any part thereof or any other rights pursuant to Section 17.01 hereof, Lessor may bid for and purchase such property.

          SECTION 17.03. REMEDIES CUMULATIVE. To the extent permitted by, and subject to the mandatory requirements of, applicable law, each and every right, power and remedy herein specifically given to Lessor or otherwise existing in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. No express or implied waiver by Lessee of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may limit or modify any of Lessor's rights or remedies under this Article XVII.

                                  ARTICLE XVIII
                           RIGHT TO PERFORM FOR LESSEE

          If Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor may (after delivery of written notice to Lessee and the failure of Lessee to perform or comply with the same within thirty (30) days) perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

                                   ARTICLE XIX
                                   INDEMNITIES

          SECTION 19.01. GENERAL INDEMNITY.

               (A) PAYMENT OF EXPENSES BY LESSEE. WHETHER OR NOT ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS SHALL BE CONSUMMATED, LESSEE SHALL PAY, AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS, EXPENSES AND

          DISBURSEMENTS, INCLUDING REASONABLE LEGAL FEES AND EXPENSES (EXCEPT AS FEES AND EXPENSES ARE OTHERWISE LIMITED HEREIN AND EXCEPT WITH RESPECT TO THE LEGAL FEES AND EXPENSES OF CL INCURRED PRIOR TO THE DATE OF THIS LEASE IN CONNECTION WITH THE FINANCING TRANSACTIONS RELATED TO THIS LEASE AND THOSE SUBSEQUENTLY INCURRED IN CONNECTION WITH THE CLOSING, IF ANY, OF THE FINANCING OF ADDITIONAL FACILITIES UNDER
          SECTION 2.03), OF WHATSOEVER KIND AND NATURE (HEREIN COLLECTIVELY REFERRED TO AS "EXPENSES" AND INDIVIDUALLY AS AN "EXPENSE"), IMPOSED ON, REASONABLY INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE
          (WHETHER BECAUSE OF AN ACTION OR OMISSION BY SUCH INDEMNITEE OR OTHERWISE), IN ANY WAY RELATING TO OR ARISING OUT OF (I) ANY
          OPERATIVE DOCUMENT, OR PAYMENTS MADE PURSUANT THERETO OR ANY OTHER TRANSACTIONS CONTEMPLATED BY ANY OPERATIVE DOCUMENT, (II) THE MANUFACTURE, FINANCING, CONSTRUCTION, PREPARATION, INSTALLATION, PURCHASE, OWNERSHIP, ACQUISITION, ACCEPTANCE, REJECTION, DELIVERY, NON-DELIVERY, POSSESSION, RENTAL, USE, OPERATION, TRANSPORTATION, LEASING, SUBLEASING, CONDITION, MAINTENANCE, STORAGE, REPAIR, SALE, TRANSFER OF TITLE, RETURN, ABANDONMENT, OR OTHER APPLICATION OR DISPOSITION OF ANY FACILITY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION (A) CLAIMS OR PENALTIES ARISING FROM ANY VIOLATION OF LAW OR LIABILITY IN TORT (STRICT OR OTHERWISE) OR FROM THE ACTIVE OR PASSIVE NEGLIGENCE OF ANY INDEMNITEE, (B) LOSS OF OR DAMAGE TO ANY PROPERTY OR DEATH OR INJURY TO ANY PERSON, (C) LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE AND (D) ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT RELATING TO ANY FACILITY, THE TRANSACTION SPECIFIED IN ANY OF THE OPERATIVE DOCUMENTS OR ANY PROCESS, METHOD OR PRODUCT USED OR PRODUCED BY LESSEE BY OPERATION
          OF ANY FACILITY, (III) THE SALE OR OTHER DISPOSITION OF ANY FACILITY OR ANY PART THEREOF (SUBJECT IN THE CASE OF A SALE TO A THIRD PARTY
          TO THE PROVISIONS OF SECTION 4.01(B)) OR (IV) THE REVOCATION, TERMINATION, NON-RENEWAL OR LIMITATION OF, OR THE REFUSAL BY ANY GOVERNMENTAL ENTITY WITH JURISDICTION UPON AND DURING THE CONTINUANCE OF A LEASE EVENT OF DEFAULT OR AT THE END OF THE TERM, TO ISSUE TO LESSOR OR ANY PURCHASER OR LESSEE OF ANY FACILITY ANY PERMIT, LICENSE OR APPROVAL NECESSARY FOR THE MAINTENANCE, REPAIR OR OPERATION
          (IN A MANNER SIMILAR TO LESSEE'S OPERATION) OF ANY FACILITY (FOR PURPOSES OF THIS CLAUSE (IV), "EXPENSE" SHALL INCLUDE THE DIFFERENCE BETWEEN THE FAIR MARKET SALES VALUE OF THE RELEVANT FACILITY ASSUMING SUCH PERMIT, LICENSE OR APPROVAL WERE IN FULL FORCE AND EFFECT
          AND THE FAIR MARKET SALES VALUE OF SUCH FACILITY GIVEN SUCH REVOCATION, TERMINATION, NON-RENEWAL, LIMITATION, NONISSUANCE OR NON-TRANSFER OF SUCH PERMIT, LICENSE OR APPROVAL).

              WITHOUT LIMITATION OF THE FOREGOING, WHETHER OR NOT ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS SHALL BE CONSUMMATED, LESSEE SHALL PAY ALL COSTS AND EXPENSES REASONABLY INCURRED BY ANY INDEMNITEE IN CONNECTION WITH (A) A LEASE DEFAULT OR LEASE EVENT OF DEFAULT, (B) THE ENTERING INTO OR GIVING OR WITHHOLDING OF ANY AMENDMENTS, SUPPLEMENTS, WAIVERS OR CONSENTS WITH RESPECT TO ANY OPERATIVE DOCUMENT OR (C) ANY EVENT OF LOSS.

              (B) EXCEPTIONS. THE INDEMNITIES CONTAINED IN SECTIONS 19.01(A) HEREOF EXCLUDE THE FOLLOWING: (I) WITH REGARD TO ANY PARTICULAR INDEMNITEE, ANY EXPENSE RESULTING FROM THE WILFUL MISCONDUCT OR GROSS NEGLIGENCE (EXCLUDING NEGLIGENCE WHICH DOES NOT RISE TO THE OF GROSS NEGLIGENCE) OF SUCH INDEMNITEE (OTHER THAN WILFUL MISCONDUCT OR GROSS NEGLIGENCE IMPUTED TO SUCH INDEMNITEE SOLELY BY REASON OF ITS INTEREST IN ANY FACILITY); (II) ANY EXPENSE RESULTING FROM CLAIMS ARISING AFTER THIS LEASE EXPIRES BY ITS TERMS OR OTHERWISE TERMINATES OR AFTER LESSEE ACQUIRES THE FACILITIES THEN SUBJECT TO THIS LEASE PURSUANT TO THE EXERCISE OF ONE OF ITS PURCHASE OPTIONS AS HEREIN SET FORTH, EXCEPT TO THE EXTENT SUCH EXPENSE OR CLAIM THEREFOR (A) IS BASED UPON OR RELATES TO EVENTS THAT OCCURRED OR CONDITIONS THAT EXISTED PRIOR TO OR DURING THE TERM OF THIS LEASE OR (B) RELATES IN ANY WAY TO THE OCCURRENCE OF A LEASE OF DEFAULT OR THE EXERCISE OF REMEDIES WITH RESPECT TO SUCH LEASE EVENT OF DEFAULT; (III) ANY EXPENSE RESULTING FROM CLAIMS ARISING OUT OF ANY LESSOR LIENS, EXCEPT ANY LIEN IN FAVOR OF ANY AGENT OR ANY REPLACEMENT AGENT; (IV) ANY EXPENSE RESULTING FROM CLAIMS

          ARISING OUT OF ANY TRANSFER OF ANY INTEREST IN ANY FACILITY OR ANY PORTION OF BY SUCH INDEMNITEE OTHER THAN PURSUANT TO THE TERMS OF ANY OPERATIVE DOCUMENT OR IN CONNECTION WITH A FORECLOSURE OR DEED IN LIEU OF FORECLOSURE REGARDING ANY FACILITY AS A RESULT OF A LEASE EVENT OF DEFAULT OR OTHERWISE IN CONNECTION WITH THE EXERCISE OF REMEDIES WITH RESPECT TO A LEASE EVENT OF DEFAULT; AND (V) ANY EXPENSE RESULTING FROM CLAIMS AS TO THE DEFENSE OR MITIGATION OF WHICH LESSEE HAS BEEN MATERIALLY DISADVANTAGED AS THE RESULT OF THE FAILURE BY AN INDEMNITEE SEEKING INDEMNIFICATION TO NOTIFY LESSEE OF SUCH CLAIM IN A TIMELY MANNER AS REQUIRED HEREUNDER, BUT ONLY TO THE EXTENT OF ADDITIONAL COSTS OR DAMAGES CAUSED BY SUCH DELAY.

               (C) NOTICE.  IF ANY PARTY ENTITLED TO INDEMNITY UNDER THIS
          SECTION 19.01 OR LESSEE SHALL HAVE RECEIVED WRITTEN NOTICE OF ANY LIABILITY INDEMNIFIED AGAINST UNDER THIS SECTION 19.01, IT SHALL
          GIVE PROMPT NOTICE THEREOF TO LESSEE, OR THE PARTY ENTITLED TO BE INDEMNIFIED, AS THE CASE MAY BE, BUT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT ANY OBLIGATION UNDER THIS SECTION 19.01, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. IN CASE ANY ACTION, INCLUDING ANY INVESTIGATORY PROCEEDING, SHALL BE BROUGHT AGAINST, OR COMMENCED WITH RESPECT TO, ANY INDEMNITEE IN RESPECT OF WHICH LESSEE IS REQUIRED TO INDEMNIFY SUCH INDEMNITEE PURSUANT TO THE PROVISIONS OF THIS
          SECTION 19.01, LESSEE SHALL HAVE THE RIGHT TO ASSUME THE DEFENSE THEREOF, INCLUDING THE EMPLOYMENT OF COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNITEE AND THE PAYMENT OF ALL EXPENSES. IN THE EVENT LESSEE ASSUMES THE DEFENSE OF ANY SUCH ACTION, ANY INDEMNITEE SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL IN SUCH ACTION AND PARTICIPATE THEREIN, BUT THE FEES AND EXPENSES OF SUCH COUNSEL
          SHALL BE AT THE EXPENSE OF SUCH INDEMNITEE, UNLESS (I)  EMPLOYMENT
          OF SUCH COUNSEL HAS BEEN SPECIFICALLY AUTHORIZED THE BY LESSEE,
          (II) THE NAMED PARTIES TO SUCH ACTION (INCLUDING ANY IMPLEADED PARTIES) INCLUDE BOTH SUCH INDEMNITEE AND LESSEE AND REPRESENTATION
          OF SUCH INDEMNITEE AND LESSEE BY THE SAME COUNSEL, IN THE
          REASONABLE JUDGMENT OF SUCH INDEMNITEE, WOULD BE INAPPROPRIATE OR
          (III) THE COUNSEL EMPLOYED BY LESSEE HAS ADVISED SUCH INDEMNITEE,
          IN WRITING, THAT SUCH COUNSEL'S REPRESENTATION OF SUCH INDEMNITEE WOULD BE LIKELY TO INVOLVE SUCH COUNSEL IN REPRESENTING DIFFERING INTERESTS WHICH COULD ADVERSELY AFFECT EITHER THE JUDGMENT OR
          LOYALTY OF SUCH COUNSEL TO SUCH INDEMNITEE, WHETHER IT BE A CONFLICTING, INCONSISTENT, DIVERSE OR OTHER INTEREST (IN WHICH CASE LESSEE SHALL NOT HAVE THE RIGHT TO ASSUME THE DEFENSE OF SUCH
          ACTION ON BEHALF OF SUCH INDEMNITEE). LESSEE SHALL NOT BE LIABLE
          FOR ANY SETTLEMENT OF ANY SUCH ACTION EFFECTED WITHOUT ITS CONSENT, BUT IF SETTLED WITH THE CONSENT OF LESSEE OR IF THERE BE A FINAL JUDGMENT, BEYOND FURTHER REVIEW OR APPEAL, IN ANY SUCH ACTION,
          LESSEE AGREES TO INDEMNIFY AND HOLD HARMLESS ANY INDEMNITEE FROM
          AND AGAINST ANY LOSS OR LIABILITY BY REASON OF SUCH SETTLEMENT OR JUDGMENT.

               (D) SUPPLEMENTAL RENT. LESSEE COVENANTS AND AGREES TO PAY, AS SUPPLEMENTAL RENT, ALL AMOUNTS UNDER THIS SECTION 19.01 ON DEMAND THE RELEVANT INDEMNITEE.

              (E) EFFECTIVENESS. LESSEE HEREBY AGREES TO BE BOUND BY, AND TO COMPLY WITH, ITS OBLIGATIONS UNDER THIS SECTION 19.01 ON AND AFTER THE DATE HEREOF, AND THE OBLIGATIONS OF LESSEE (EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN SECTION 19.01(B) HEREOF) UNDER THIS
          SECTION 19.01 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF
          THIS LEASE FOR ALL MATTERS DESCRIBED IN THIS SECTION 19.01.

          SECTION 19.02.      FEES, TAXES AND OTHER CHARGES.

               (A) PAYMENT BY LESSEE. (1) LESSEE HEREBY AGREES TO PAY AND ASSUME LIABILITY AS BETWEEN LESSEE AND EACH OF THE INDEMNITEES FOR, AND OR WRITTEN DEMAND TO INDEMNIFY, PROTECT, DEFEND, SAVE AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST, ANY AND ALL OF THE FOLLOWING ITEMS TO THE EXTENT SUCH ARISE OR ARE INCURRED ON OR AFTER THE APPLICABLE COMMENCEMENT DATE: ALL GOVERNMENTAL OR QUASI-GOVERNMENTAL FEES

          (INCLUDING WITHOUT LIMITATION LICENSE AND REGISTRATION FEES), TAXES (INCLUDING WITHOUT LIMITATION GROSS RECEIPTS, FRANCHISE, SALES, USE, PROPERTY, REAL OR PERSONAL, TANGIBLE OR INTANGIBLE BUT SPECIFICALLY EXCLUDING FEDERAL, STATE AND LOCAL INCOME TAXES OF EACH INDEMNITEE), INTEREST EQUALIZATION AND STAMP TAXES, ASSESSMENTS, LEVIES, IMPOSTS, DUTIES, CHARGES OR WITHHOLDINGS OF ANY NATURE WHATSOEVER, TOGETHER WITH ANY AND ALL PENALTIES, FINES OR INTEREST THEREON ("FEES, TAXES AND OTHER CHARGES") IMPOSED AGAINST ANY INDEMNITEE, LESSEE OR ANY FACILITY OR ANY PORTION THEREOF BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL OR TAXING AUTHORITY IN THE UNITED STATES OF AMERICA OR BY ANY FOREIGN GOVERNMENT OR ANY SUBDIVISION OR TAXING AUTHORITY THEREOF, UPON OR WITH RESPECT TO (I) ANY FACILITY OR ANY PORTION THEREOF,
          (II) THE MANUFACTURE, FINANCING, CONSTRUCTION, PREPARATION, INSTALLATION, PURCHASE, OWNERSHIP, ACQUISITION, ACCEPTANCE, REJECTION, DELIVERY, NON-DELIVERY, POSSESSION, RENTAL, USE, OPERATION, TRANSPORTATION, LEASING, SUBLEASING, CONDITION, MAINTENANCE,
          STORAGE, REPAIR, SALE, TRANSFER OF TITLE, RETURN, ABANDONMENT, OR OTHER APPLICATION OR DISPOSITION OF ANY FACILITY OR ANY PORTION THEREOF, (III) THE RENTAL PAYMENTS, RECEIPTS OF EARNINGS ARISING FROM ANY FACILITY OR ANY PORTION THEREOF OR PAYABLE PURSUANT TO THIS LEASE (PROVIDED SUCH PAYMENTS, RECEIPTS OR EARNINGS DO NOT ARISE AS A
          RESULT OF LESSOR TAKING ACTIONS EXPRESSLY CONTRARY TO THE PROVISIONS OF ARTICLE XIII) OR (IV) THE OPERATIVE DOCUMENTS OR OTHERWISE WITH RESPECT TO OR IN CONNECTION WITH THE OVERALL TRANSACTIONS RELATED
          TO THE OPERATIVE DOCUMENTS.

               (2) NOTWITHSTANDING ANYTHING IN THE FOREGOING, THE PROVISIONS OF THIS SECTION 19.02 SHALL NOT APPLY TO:

                    (I) FEES, TAXES AND OTHER CHARGES ON, OR MEASURED IN WHOLE OR IN PART BY THE NET INCOME OR GROSS INCOME OF AN INDEMNITEE OR THE FRANCHISE, CAPITAL, CONDUCT OF BUSINESS OR NET WORTH OF
               AN INDEMNITEE;

                    (II) FEES, TAXES OR OTHER CHARGES IMPOSED SOLELY WITH
               RESPECT TO ANY PERIOD AFTER THE END OF THE TERM UNLESS A LEASE EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND LESSOR SHALL BE EXERCISING REMEDIES WITH RESPECT THERETO;

                    (III) FEES, TAXES AND OTHER CHARGES IMPOSED SOLELY AS A
               RESULT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE (EXCLUDING NEGLIGENCE WHICH DOES NOT RISE TO THE LEVEL OF GROSS NEGLIGENCE) OF THE INDEMNITEE.

              (3) IN CASE ANY REPORT OR RETURN IS REQUIRED TO BE MADE WITH RESPECT TO ANY OBLIGATIONS OF LESSEE UNDER THIS SECTION 19.02 OR ARISING OUT OF THIS SECTION 19.02, LESSEE SHALL, TO THE EXTENT PERMITTED BY LAW, EITHER SUCH REPORT OR RETURN IN SUCH MANNER (INCLUDING THE MAKING THEREOF IN LESSOR'S NAME) AS WILL SHOW THE OWNERSHIP OF THE RELEVANT FACILITY IN LESSOR AND SEND A COPY OF SUCH REPORT OR RETURN TO LESSOR, OR SHALL NOTIFY LESSOR OF SUCH REQUIREMENT AND MAKE SUCH REPORT OR RETURN IN SUCH MANNER AS SHALL BE REASONABLY SATISFACTORY TO LESSOR. EACH INDEMNITEE AGREES THAT IT WILL PROMPTLY FORWARD FOLLOWING RECEIPT TO LESSEE ANY NOTICE, BILL OR ANY ADVICE RECEIVED BY IT CONCERNING ANY
          SUCH FEES, TAXES AND OTHER CHARGES.

              (4) THE AMOUNT WHICH LESSEE SHALL BE REQUIRED TO PAY TO OR FOR THE ACCOUNT OF ANY INDEMNITIES WITH RESPECT TO ANY FEES, TAXES AND OTHER CHARGES WHICH ARE SUBJECT TO INDEMNIFICATION UNDER THIS
          SECTION 19.02 SHALL BE AN AMOUNT SUFFICIENT TO RESTORE THE INDEMNITEE TO THE SAME POSITION THE INDEMNITEE WOULD HAVE BEEN IN HAD SUCH FEES, TAXES AND OTHER CHARGES NOT BEEN INCURRED OR IMPOSED. IF THE PAYMENT BY LESSEE UNDER THIS SECTION 19.02 OF AN AMOUNT EQUAL TO SUCH FEES, TAXES AND OTHER CHARGES WOULD BE MORE OR LESS THAN THE AMOUNT WHICH WOULD BE REQUIRED TO MAKE SUCH INDEMNITEE WHOLE AS A RESULT OF ANY TAX EFFECT TO AN INDEMNITEE
          IN CONNECTION WITH SUCH PAYMENT OF SUCH FEES, TAXES OR OTHER CHARGES, INCLUDING WITHOUT LIMITATION (I) THE INCLUSION OF ANY

          PAYMENT TO BE MADE BY LESSEE UNDER THIS SECTION 19.02 IN THE TAXABLE INCOME OF ANY INDEMNITEE IN ONE YEAR AND THE DEDUCTION OF THE FEES, TAXES AND OTHER CHARGES WITH RESPECT TO WHICH SUCH PAYMENT IS MADE FROM THE TAXABLE INCOME OF SUCH INDEMNITEE IN A DIFFERENT YEAR,
          (II) THE NONDEDUCTIBILITY OF SUCH FEES, TAXES AND OTHER CHARGES FROM THE TAXABLE INCOME OF SUCH INDEMNITEE OR (III) THE ANTICIPATED REALIZATION BY SUCH INDEMNITEE IN A DIFFERENT YEAR OF TAX BENEFITS RESULTING FROM THE TRANSACTION GIVING RISE TO SUCH FEES, TAXES AND OTHER CHARGES, THE AMOUNT OF THE INDEMNITY TO BE PAID BY LESSEE SHALL BE ADJUSTED TO AN AMOUNT WHICH (AFTER TAKING INTO ACCOUNT
          ALL TAX EFFECTS ON SUCH INDEMNITEE, ANY LOSS OF USE OF MONEY RESULTING FROM DIFFERENCES IN TIMING BETWEEN THE INCLUSION OF SUCH INDEMNITY IN THE TAXABLE INCOME OF SUCH INDEMNITEE AND THE ANTICIPATED REALIZATION BY SUCH INDEMNITEE OF TAX BENEFITS
          RESULTING FROM THE TRANSACTION TO WHICH SUCH INDEMNITY
          IS RELATED AND THE PRESENT VALUE OF ANY ANTICIPATED FUTURE TAX BENEFITS TO BE REALIZED BY SUCH INDEMNITEE AS A RESULT OF DEDUCTING SUCH FEES, TAXES AND OTHER CHARGES OR AS A RESULT OF THE
          TRANSACTION GIVING RISE THERETO) WILL BE SUFFICIENT TO PLACE THE INDEMNITEE IN THE SAME POSITION SUCH INDEMNITEE WOULD HAVE BEEN IN HAD SUCH FEES, TAXES AND OTHER CHARGES NOT BEEN IMPOSED. COMPUTATIONS INVOLVING THE LOSS OF USE OF MONEY OR CALCULATIONS OF PRESENT VALUE SHALL BE BASED ON THE THEN CURRENT APPLICABLE RATE AS ADJUSTED FOR APPLICABLE INCOME TAX EFFECTS AND COMPOUNDED QUARTERLY ON THE RENT PAYMENT DATES. EACH INDEMNITEE SHALL IN GOOD FAITH USE REASONABLE EFFORTS IN FILING ITS TAX RETURNS AND IN DEALING WITH TAXING AUTHORITIES TO SEEK AND CLAIM ALL TAX BENEFITS AVAILABLE
          WITH RESPECT TO ITEMS REFERRED TO HEREIN.

              (B) REFUNDS. IF ANY INDEMNITEE SHALL OBTAIN A REFUND OR CREDIT OF ALL OR ANY PART OF ANY FEES, TAXES AND OTHER CHARGES, PAYMENT OF OR INDEMNITY FOR WHICH SHALL HAVE BEEN MADE BY LESSEE PURSUANT TO THIS SECTION 19.02, SUCH INDEMNITEE SHALL, UNLESS A LEASE DEFAULT OR A LEASE EVENT OF DEFAULT SHALL NOT HAVE BEEN CURED IN ACCORDANCE WITH THE REQUIREMENTS HEREOF, PROMPTLY PAY TO LESSEE THE AMOUNT OF SUCH REFUND OR CREDIT (TOGETHER WITH ANY INTEREST PAID TO SUCH INDEMNITEE WITH RESPECT TO SUCH REFUND OR CREDIT).

               (C) SUPPLEMENTAL RENT.  LESSEE COVENANTS AND AGREES TO PAY,
          AS SUPPLEMENTAL RENT, ALL AMOUNTS UNDER THIS SECTION 19.02 ON DEMAND BY THE RELEVANT INDEMNITEE.

               (D) EFFECTIVENESS. LESSEE HEREBY AGREES TO BE BOUND BY, AND TO COMPLY WITH, ITS OBLIGATIONS UNDER THIS SECTION 19.02 ON AND AFTER THE DATE HEREOF, AND THE OBLIGATIONS OF LESSEE UNDER THIS
          SECTION 19.02 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THIS LEASE FOR ALL MATTERS DESCRIBED IN THIS SECTION 19.02.

          SECTION 19.03. HAZARDOUS SUBSTANCES.

               (A)  GENERAL PROVISIONS.  LESSEE WARRANTS AND REPRESENTS TO
          EACH INDEMNITEE THAT TO THE BEST OF LESSEE'S KNOWLEDGE AND EXCEPT
          AS DISCLOSED IN THE ENVIRONMENTAL REPORT, THE JACKSONVILLE FACILITY AND/OR JACKSONVILLE SITE HAVE NOT BEEN, AND ARE NOT NOW BEING USED
          IN VIOLATION OF ANY ENVIRONMENTAL LAW, THAT NO PROCEEDINGS HAVE BEEN COMMENCED, OR NOTICE(S) RECEIVED, CONCERNING ANY ALLEGED VIOLATION
          OF ANY ENVIRONMENTAL LAW, AND THAT THE JACKSONVILLE FACILITY AND THE JACKSONVILLE SITE ARE FREE OF HAZARDOUS OR TOXIC SUBSTANCES AND WASTES, CONTAMINANTS, OIL, RADIOACTIVE OR OTHER MATERIALS (INCLUDING WITHOUT LIMITATION ANY ASBESTOS CONTAINING MATERIALS) THE FAILURE
          TO REMOVE OF WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE JACKSONVILLE FACILITY OR THE FAILURE TO REMOVE AND/OR THE MAINTENANCE OF WHICH IS RESTRICTED, PROHIBITED OR PENALIZED BY ANY FEDERAL,
          STATE OR LOCAL AGENCY, AUTHORITY OR GOVERNMENTAL UNIT. LESSEE COVENANTS THAT IT SHALL NOT PERMIT ANY SUCH HAZARDOUS OR TOXIC SUBSTANCES OR WASTES, CONTAMINANTS, OIL, RADIOACTIVE OR OTHER MATERIALS, INCLUDING WITHOUT LIMITATION ANY ASBESTOS CONTAINING MATERIALS (PROVIDED SUCH LIMITATION APPLIES ONLY TO THE
          EXTENT ANY FAILURE TO REMOVE THE FOREGOING WOULD HAVE A MATERIAL ADVERSE EFFECT ON

          THE FACILITY OR THE FAILURE TO REMOVE AND/OR THE MAINTENANCE OF THE FOREGOING IS RESTRICTED, PROHIBITED OR PENALIZED BY ANY FEDERAL, STATE OR LOCAL AGENCY, AUTHORITY OR GOVERNMENTAL UNIT), TO BE
          BROUGHT TO OR ON THE JACKSONVILLE FACILITY OR THE JACKSONVILLE
          SITE, OR IF SO BROUGHT OR FOUND LOCATED THEREON, SHALL BE
          IMMEDIATELY REMOVED, WITH PROPER DISPOSAL, AND ALL REQUIRED ENVIRONMENTAL CLEANUP PROCEDURES SHALL BE DILIGENTLY UNDERTAKEN PURSUANT TO ALL ENVIRONMENTAL LAWS. WITHOUT THE NEED FOR FURTHER ACTION, THE ACCEPTANCE BY LESSEE OF ANY OTHER FACILITY UPON THE APPLICABLE COMMENCEMENT DATE SHALL AUTOMATICALLY BE DEEMED A REPRESENTATION AND WARRANTY AND A COVENANT (AS APPROPRIATE) BY LESSEE AS OF SUCH DATE (WITH REFERENCE TO SUCH FACILITY) AS TO THE FOREGOING MATTERS SET FORTH IN THIS SECTION 19.03(A).

          LESSEE FURTHER REPRESENTS, WARRANTS AND COVENANTS THAT LESSEE WILL PROMPTLY TRANSMIT TO THE AGENT COPIES OF ANY CITATIONS, ORDERS, NOTICES OR OTHER MATERIAL GOVERNMENTAL OR OTHER COMMUNICATIONS RECEIVED WITH RESPECT TO ANY HAZARDOUS MATERIALS, SUBSTANCES, WASTES OR OTHER ENVIRONMENTALLY REGULATED SUBSTANCES AFFECTING ANY FACILITY OR ANY SITE.

          LESSEE AGREES THAT IT WILL INDEMNIFY AND REIMBURSE EACH INDEMNITEE FOR AND HEREBY HOLDS EACH INDEMNITEE HARMLESS FROM ALL FINES OR PENALTIES
MADE OR LEVIED AGAINST SUCH INDEMNITEE BY ANY GOVERNMENTAL AGENCY OR
AUTHORITY AS A RESULT OF OR IN CONNECTION WITH (I) THE USE OF ANY FACILITY AND/OR ANY SITE, (II) THE USE OF THE FACILITIES THEREON, OR (III) THE USE, GENERATION, STORAGE, TRANSPORTATION, DISCHARGE, RELEASE OR HANDLING OF ANY HAZARDOUS OR TOXIC MATERIALS, WASTES OR SUBSTANCES (AS SUCH TERMS ARE DEFINED BY ANY APPLICABLE ENVIRONMENTAL LAW), OR ANY OTHER MATERIAL THE USE, GENERATION, STORAGE, TRANSPORTATION, DISCHARGE, RELEASE OR HANDLING OF WHICH IS REGULATED BY ANY ENVIRONMENTAL LAW AT ANY TIME, OR AS A RESULT OF ANY RELEASE OF ANY NATURE ONTO THE GROUND OR INTO THE WATER OR AIR FROM OR UPON ANY FACILITY AND/OR ANY SITE AT ANY TIME. LESSEE ALSO AGREES THAT IT WILL INDEMNIFY AND REIMBURSE EACH INDEMNITEE FOR AND HOLD EACH INDEMNITEE HARMLESS FROM ANY AND ALL COSTS, EXPENSES, (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) AND FOR ALL CIVIL JUDGMENTS OR PENALTIES INCURRED, ENTERED, ASSESSED, OR LEVIED AGAINST EACH INDEMNITEE IN CONNECTION WITH ANY FACILITY AND/OR ANY SITE AS A RESULT OF ANY RELEASE OF ANY NATURE ONTO THE GROUND OR INTO THE WATER OR AIR BY LESSEE OR ANY OTHER PERSON (EXCLUDING SUCH
IMDEMNITEE) FROM OR UPON ANY FACILITY AND/OR ANY SITE. SUCH REIMBURSEMENT OR INDEMNIFICATION SHALL INCLUDE BUT NOT BE LIMITED TO ANY AND ALL JUDGMENTS OR PENALTIES TO RECOVER THE COST OF CLEANUP OF ANY SUCH RELEASE FROM OR UPON ANY FACILITY AND/OR ANY SITE AND ALL EXPENSES INCURRED BY ANY INDEMNITEE AS A RESULT OF SUCH A CIVIL ACTION, INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES.

(B)       NOTICE.  IF ANY PARTY ENTITLED TO INDEMNITY UNDER THIS SECTION
19.03 OR LESSEE SHALL HAVE RECEIVED WRITTEN NOTICE OF ANY LIABILITY
INDEMNIFIED AGAINST UNDER THIS SECTION 19.03, IT SHALL GIVE PROMPT NOTICE THEREOF TO LESSEE, OR THE PARTY ENTITLED TO BE INDEMNIFIED, AS THE CASE MAY
BE, BUT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT ANY OBLIGATION UNDER THIS SECTION 19.03, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. IN CASE
ANY ACTION, INCLUDING ANY INVESTIGATORY PROCEEDING, SHALL BE BROUGHT AGAINST, OR COMMENCED WITH RESPECT TO, ANY INDEMNITEE IN RESPECT OF WHICH LESSEE IS REQUIRED TO INDEMNIFY SUCH INDEMNITEE PURSUANT TO THE PROVISIONS OF THIS
SECTION 19.03, LESSEE SHALL HAVE THE RIGHT TO ASSUME THE DEFENSE THEREOF, INCLUDING THE EMPLOYMENT OF COUNSEL SATISFACTORY TO SUCH INDEMNITEE AND THE PAYMENT OF ALL EXPENSES. IN THE EVENT LESSEE ASSUMES THE DEFENSE OF ANY SUCH ACTION, ANY INDEMNITEE SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL IN
SUCH ACTION AND PARTICIPATE THEREIN, BUT THE FEES AND EXPENSES OF SUCH
COUNSEL SHALL BE AT THE EXPENSE OF SUCH INDEMNITEE, UNLESS (I) THE EMPLOYMENT OF SUCH COUNSEL HAS BEEN SPECIFICALLY AUTHORIZED BY LESSEE, (II) THE NAMED PARTIES TO SUCH ACTION (INCLUDING ANY IMPLEADED PARTIES) INCLUDE BOTH SUCH INDEMNITEE AND LESSEE AND REPRESENTATION OF SUCH INDEMNITEE AND LESSEE BY THE SAME COUNSEL, IN THE REASONABLE JUDGMENT OF SUCH INDEMNITEE, WOULD BE INAPPROPRIATE OR (III) THE COUNSEL EMPLOYED BY LESSEE HAS ADVISED SUCH INDEMNITEE, IN WRITING, THAT SUCH COUNSEL'S REPRESENTATION OF SUCH INDEMNITEE WOULD BE LIKELY TO INVOLVE SUCH COUNSEL IN REPRESENTING DIFFERING INTERESTS WHICH COULD ADVERSELY AFFECT EITHER THE JUDGEMENT OR LOYALTY OF SUCH COUNSEL TO SUCH INDEMNITEE, WHETHER IT

BE A CONFLICTING, INCONSISTENT, DIVERSE OR OTHER INTEREST (IN WHICH CASE LESSEE SHALL NOT HAVE THE RIGHT TO ASSUME THE DEFENSE OF SUCH ACTION ON BEHALF OF SUCH INDEMNITEE). LESSEE SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY SUCH ACTION EFFECTED WITHOUT ITS CONSENT, BUT IF SETTLED WITH THE CONSENT OF LESSEE OR IF THERE BE A FINAL JUDGMENT BEYOND FURTHER REVIEW OR APPEAL, IN ANY SUCH ACTION, LESSEE AGREES TO INDEMNIFY AND HOLD HARMLESS ANY INDEMNITEE FROM AND AGAINST ANY LOSS OR LIABILITY BY REASON OF SUCH SETTLEMENT OR JUDGMENT.

(C) SUPPLEMENTAL RENT. LESSEE COVENANTS AND AGREES TO PAY, AS SUPPLEMENTAL RENT, ALL AMOUNTS UNDER THIS SECTION 19.03 ON DEMAND BY THE RELEVANT
INDEMNITEE.

(D) EFFECTIVENESS. LESSEE HEREBY AGREES TO BE BOUND BY, AND TO COMPLY WITH, ITS OBLIGATIONS UNDER THIS SECTION 19.03 ON AND AFTER THE DATE OF, AND THE OBLIGATIONS OF LESSEE UNDER THIS SECTION 19.03 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THIS LEASE FOR ALL MATTERS DESCRIBED IN THIS
SECTION 19.03.

          SECTION 19.04. INCOME TAX INDEMNITY.

             (A) PAYMENT OBLIGATION OF LESSEE. WHETHER OR NOT ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS SHALL BE CONSUMMATED, LESSEE SHALL PAY, AND SHALL INDEMNIFY AND HOLD HARMLESS LESSOR FROM AND AGAINST, ANY AND ALL INCOME TAX LIABILITY IMPOSED AGAINST LESSOR BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL OR TAXING AUTHORITY IN THE UNITED STATES OF AMERICA OR BY ANY FOREIGN GOVERNMENT OR ANY SUBDIVISION OR TAXING AUTHORITY THEREOF.

             (B) SUPPLEMENTAL RENT. LESSEE COVENANTS AND AGREES TO PAY, AS SUPPLEMENTAL RENT, ALL AMOUNTS UNDER THIS SECTION 19.04 ON DEMAND BY LESSOR.

             (C) EFFECTIVENESS. LESSEE HEREBY AGREES TO BE BOUND BY, AND TO COMPLY WITH, ITS OBLIGATIONS UNDER THIS SECTION 19.04 ON AND AFTER THE DATE HEREOF PROVIDED THAT THIS SECTION 19.04 SHALL BE EFFECTIVE ONLY FOR SO LONG AS THE SOLE BUSINESS OR ACTIVITY OF LESSOR IS THE ACQUISITION (INCLUDING ANY RELATED FINANCING) AND OWNERSHIP OF THE FACILITIES THEN SUBJECT TO THE TERMS AND CONDITIONS OF THIS LEASE AND THE LEASE OF SUCH FACILITIES TO LESSEE PURSUANT TO THE TERMS OF THIS LEASE. THE OBLIGATIONS OF LESSEE UNDER THIS SECTION 19.04 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THIS LEASE FOR ALL MATTERS DESCRIBED IN THIS SECTION 19.04.

          SECTION 19.05. NO BROKERS. EXCEPT FOR AN ARRANGEMENT LESSEE HAS WITH THE STAUBACH COMPANY PURSUANT TO WHICH LESSEE SHALL PAY THE STAUBACH COMPANY A FEE SPECIFIED IN OTHER DOCUMENTATION, LESSOR AND LESSEE REPRESENT AND WARRANT TO EACH OTHER THAT THEY HAVE NOT CONTACTED OR ENTERED INTO ANY AGREEMENT WITH ANY REAL ESTATE BROKER, AGENT, FINDER OR ANY OTHER SIMILAR PERSON IN CONNECTION WITH THIS LEASE. LESSOR AND LESSEE EACH AGREES TO INDEMNIFY THE OTHER PARTY AND HOLD IT HARMLESS FROM ANY LOSS, LIABILITY, DAMAGE OR EXPENSE (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY'S FEES) RESULTING FROM SUCH INDEMNIFYING PARTY'S BREACH OF THE REPRESENTATION AND WARRANTY MADE PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE.

          SECTION 19.06. INDEMNIFICATION FOR SUBLESSEE ACTS, OMISSIONS, ETC. THE INDEMNITY AND REIMBURSE OBLIGATIONS OF LESSEE UNDER THIS LEASE (INCLUDING WITHOUT LIMITATION ARTICLE XIX) SHALL APPLY FULLY, WITHOUT LIMITATION, WITH RESPECT TO ANY ACT OR OMISSION BY ANY SUBLESSEE OR ANY OTHER EVENT OR OCCURRENCE RELATING TO ANY SUBLESSEE GIVING RISE TO A CLAIM UNDER ARTICLE XIX.

          SECTION 19.07. INDEMNITY OBLIGATIONS NOT LIMITED BY MAXIMUM LESSEE RISK AMOUNT. THE INDEMNITY AND REIMBURSEMENT OBLIGATIONS OF LESSEE UNDER
THIS LEASE (INCLUDING WITHOUT LIMITATION ARTICLE XIX) SMALL REQUIRE PAYMENT
IN FULL FOR ALL SUCH INDEMNITY AND REIMBURSEMENT AMOUNTS AND SHALL NOT BE LIMITED IN ANY WAY BY THE MAXIMUM LESSEE RISK AMOUNT OR THE TERMINATION VALUE.

          SECTION 19.08. COMPUTATION BASIS FOR INDEMNITY OBLIGATIONS. THE PAYMENT OBLIGATIONS OF LESSEE UNDER ARTICLE XIX SHALL IN EACH CASE BE COMPUTED ON A NET AFTER-TAX BASIS FOR EACH INDEMNITEE, AS APPROPRIATE (AT THE THEN EFFECTIVE MARGINAL FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN INCOME TAX RATES APPLICABLE TO SUCH INDEMNITEE FOR THE YEAR IN WHICH THE INDEMNITY AMOUNT IS PAID).

          SECTION 19.09. SPECIAL PROVISIONS REGARDING HASLET FACILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT, LESSEE ACKNOWLEDGES AND AGREES THAT ITS INDEMNITY AND OTHER OBLIGATIONS UNDER THIS ARTICLE XIX WITH REGARD TO THE HASLET FACILITY COMMENCE AS OF THE DATE OF THIS LEASE WITHOUT REGARD TO THE COMMENCEMENT DATE FOR THE HASLET FACILITY, IF ANY.

          SECTION 19.10. INDEMNIFICATION FOR NEGLIGENCE. NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS ARTICLE XIX TO THE CONTRARY, EACH INDEMNITEE SHALL BE INDEMNIFIED FOR ALL OF ITS ACTS AND OMISSIONS NOT CONSTITUTING GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

          SECTION 19.11. SURVIVAL. THE OBLIGATIONS OF LESSEE UNDER ARTICLE XIX SHALL SURVIVE THE TERMINATION OF THIS LEASE AND ARE EXPRESSLY MADE FOR THE BENEFIT OF AND SHALL BE ENFORCEABLE BY ANY INDEMNITEE, SEPARATELY OR TOGETHER, WITHOUT DECLARING THIS LEASE TO BE IN DEFAULT AND NOTWITHSTANDING ANY ASSIGNMENT BY LESSOR OF THIS LEASE OR ANY OF ITS RIGHTS HEREUNDER. THE EXTENSION OF APPLICABLE STATUTES OF LIMITATIONS BY AN INDEMNITEE OR LESSEE SHALL NOT AFFECT THE SURVIVAL OF LESSEE'S OR ANY INDEMNITEE'S OBLIGATIONS, AS THE CASE MAY BE, UNDER ANY OF SUCH SECTIONS. THE OBLIGATIONS OF LESSEE UNDER THIS ARTICLE XIX SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THIS LEASE FOR ALL MATTERS DESCRIBED IN THIS ARTICLE XIX WHICH RESULT FROM, OCCUR OR ARISE (I) PRIOR TO SUCH EXPIRATION OR TERMINATION, (II) IN CONNECTION WITH A FORECLOSURE OR DEED IN LIEU OF FORECLOSURE REGARDING ANY FACILITY AS A RESULT OF A LEASE EVENT OF DEFAULT OR OTHERWISE IN CONNECTION WITH A LEASE EVENT OF DEFAULT OR THE EXERCISE OF REMEDIES WITH RESPECT TO A LEASE EVENT OF DEFAULT, (III) IN CONNECTION WITH FACTS, EVENTS, CLAIMS, LIABILITIES, ACTIONS, CONDITIONS OR ANY OTHER MATTERS OCCURRING, ARISING OR EXISTING ON OR BEFORE SUCH EXPIRATION OR TERMINATION, (IV) IN CONNECTION WITH ANY FEES, TAXES AND OTHER CHARGES RELATING TO A POINT IN TIME PRIOR TO SUCH EXPIRATION OR TERMINATION OR (V) IN CONNECTION WITH ANY INCOME TAX LIABILITY, RELATING TO A POINT IN TIME PRIOR TO SUCH EXPIRATION OR TERMINATION, IMPOSED AGAINST LESSOR BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL OR TAXING AUTHORITY IN THE UNITED STATES OF AMERICA OR BY ANY FOREIGN GOVERNMENT OR ANY SUBDIVISION OR TAXING AUTHORITY THEREOF. ALL PAYMENTS REQUIRED TO BE PAID PURSUANT To
ARTICLE XIX SHALL BE MADE DIRECTLY TO, OR AS OTHERWISE REQUESTED BY, THE INDEMNITEE ENTITLED THERETO, UPON WRITTEN DEMAND BY SUCH INDEMNITEE. ALL SUCH WRITTEN DEMANDS SHALL SPECIFY THE AMOUNTS PAYABLE AND THE FACTS UPON WHICH THE RIGHT TO INDEMNIFICATION IS BASED.

                                   ARTICLE XX
                                  MISCELLANEOUS

          SECTION 20.01. FURTHER ASSURANCES. (a) Lessee shall cause the Operative Documents and any amendments and supplements to any of them (together with any other instruments, financing statements or amendments thereto, continuation statements, records or papers necessary in connection therewith) to be recorded and/or filed and rerecorded and/or refiled in each jurisdiction as and to the extent required by law in order to, and shall take such other actions as may from time to time be necessary to, establish, perfect and maintain (i) Lessor's right, title and interest in and to each Facility, not subject to any Liens except Permitted Liens, (ii) each of the other rights and interests created by any Operative Document for the benefit of Lessor and (iii) each of the rights and interests of the Agent referenced in Section 20.03. Lessor and Lessee will promptly and duly execute and deliver to the other party such documents and assurances and take such further action as the requesting party may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, to establish, perfect and maintain Lessor's right, title and interest in and to each Facility and, including without limitation if requested by Lessor at the expense of Lessee, the recording or filing of counterparts or appropriate memoranda of the Operative Documents, or of such financing statements or other documents with respect thereto as Lessor may from time to time reasonably request, and Lessee agrees promptly to execute and deliver such of the foregoing financing statements or other documents as may require execution by Lessee.

          SECTION 20.02. QUIET ENJOYMENT. Lessor covenants that Lessor will not interfere in Lessee's quiet enjoyment of any Facility hereunder during the Term, so long as no Lease Event of Default has occurred and is continuing. It is expressly acknowledged however that the violation of this covenant shall not permit Lessee to withhold amounts due hereunder or to terminate this Lease and Leasee's sole action shall be a personal action against the Lessor.

          SECTION 20.03. SECURITY FOR LESSOR'S OBLIGATIONS. In order to secure the indebtedness evidenced by the JFC Notes and the Holder Certificates, Lessor provides in the Loan Agreement and the Mortgages, among other things, for the creation in favor of the Agent to the Lenders and the Holders Agent of a mortgage lien and security interest for the benefit of the Agent to the Lenders and the Holders Agent in the Collateral (including without limitation each Facility) and for the assignment by Lessor to the Agent to the Lenders and the Holders Agent of the right, title and interest of Lessor in and to this Lease and the other Operative Documents, to the extent provided in the Loan Agreement and the Mortgages. Lessor covenants and agrees that there shall be no mortgage liens or security interests superior to the foregoing. Lessee hereby (a) consents to the Loan Agreement and the Mortgages and such assignment pursuant to the terms of the Loan Agreement and the Mortgages, (b) agrees to pay directly to the Agent for the benefit of the Lenders and the Holders (or, after receipt of notice from the Agent stating that the Notes have been paid in full and the Liens of the Loan Agreement and Mortgages have been discharged, to Lessor) all amounts of Rent and any other payments due or to become due to Lessor hereunder (other than Excepted Payments which shall be paid to the appropriate party), it being acknowledged by the Lessee that for the purposes of enforcing the obligations to pay Rent hereunder, the Agent, the Lenders and the Holders shall be deemed to be third party beneficiaries under the Lease, (c) agrees that the right of the Agent to such payments from Lessee and such other rights as are referenced in this Section 20.03 (and all other payments due Lessor from any third party including without limitation insurance proceeds) hereunder shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including without limitation those circumstances set forth in Section 3.05 hereof, (d) agrees to cause insurance policies to be maintained in conformity with the provisions of Article IX of the Lease, (e) recognize each Additional Insured as an indemnified party to the same extent as an Indemnitee hereunder, (f) provide the Agent with any and all notices, financial statements, certificates and such other information as shall be provided from time to time under any Operative Document to Lessor and (g) recognize and acknowledge the assignment by Lessor to the Agent of any and/or all of Lessor's rights, but none of Lessor's obligations, hereunder.

          SECTION 20.04. NOTICES. unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing and shall be directed to the address of such Person referenced below and any such notice shall become effective
(a) five (5) Business Days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first-class mail, (b) one (1) Business Day after being deposited with a recognized overnight courier with the applicable fees prepaid or (c) if delivered by hand, when received. From time to time any such Person may designate a new address for purposes of notice hereunder by notice to each of the other parties:

          if to Lessor:

          Jacksonville Funding Corporation
          One International Place, Room 608
          Boston, Massachusetts 02110
          Attention: R. Douglas Donaldson

          if to Lessee:

          Michaels Stores, Inc.
          5931 Campus Circle Drive
          Irving, Texas 75063
          Attention: Vice President of Real Estate

          with a copy to:

          Michaels Stores, Inc.
          5931 Campus Circle Drive
          Irving, Texas 75063
          Attention: General Counsel



          SECTION 20.05. SEVERABILITY. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          SECTION 20.06. Amendment. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by both parties hereto.

          SECTION 20.07. HEADINGS. The headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

          SECTION 20.08. COUNTERPARTS; UNIFORM COMMERCIAL Code. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease shall constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created by the transfer or possession of any counterpart hereof other than the counterpart containing the receipt therefor executed by the Agent to the Lenders on the signature page thereof.

          SECTION 20.09. GOVERNING LAW. This Lease has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance; PROVIDED, notwithstanding the foregoing, to the extent relating to the creation and perfection of liens on real estate in the State of Florida or any other state, this Lease shall be governed by, and construed in accordance with, the laws of the State of Florida or such other state. LESSEE AND LESSOR HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION, AND THE VENUE, OF A TEXAS STATE OR FEDERAL COURT LOCATED IN DALLAS COUNTY, TEXAS FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT. LESSEE AND LESSOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH TEXAS STATE COURT, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURT. IN ADDITION, LESSEE AND LESSOR HEREBY IRREVOCABLY SUBMIT TO THE NON-

EXCLUSIVE JURISDICTION, AND THE VENUE, OF A STATE OR FEDERAL COURT LOCATED IN ANY STATE IN WHICH A FACILITY IS LOCATED. LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING.

          SECTION 20.10. (intentionally omitted).

          SECTION 20.11. BINDING EFFECT; SUCCESSORS AND ASSIGNS; SURVIVAL. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Facility), and inure to the benefit of their respective permitted successors and assigns.

          SECTION 20.12. DIVISIBLE LEASE. It is the intention of the parties hereto that this Lease shall constitute the lease of both personal property and real property and, to such extent, shall be deemed divisible. It is the intention and understanding of the parties hereto that all of the Equipment constitutes personal property and all of the Sites and Buildings constitute real property for all purposes of this Lease and the other documents referred to herein and for all purposes of bankruptcy laws of the United States; PROVIDED, HOWEVER, that nothing herein shall affect the rights and obligations of Lessor or Lessee under Section 20.01 hereof, it being understood that no filing, refiling, recording, re-recording, registration or re-registration in any office for the filing, recording or registration of interests in real property shall constitute or be deemed to constitute evidence or an admission by Lessor or Lessee that the Equipment is real property. If, notwithstanding the foregoing, any portion of Equipment shall be finally determined to be real property by any court of competent jurisdiction, such determination shall not in any way affect the character of any of the remainder of the Equipment as personal property or in any way affect any payment or obligation of Lessee hereunder in respect to such remainder.

          SECTION 20.13. TRANSACTION COSTS. Lessee shall pay all out-of-pocket costs, fees and expenses of Lessee and all such costs, fees and expenses reasonably incurred by Lessor and Agent to the Lenders (including, without limitation, commitment fees) in connection with the negotiation, preparation, execution and delivery of the Operative Documents. Lessee shall also pay all out-of-pocket costs, fees and expenses of Lessee, Lessor, Agent to the Lenders, each Lender, Agent to the Holders, each Holder and the Owner Trustee in connection with the enforcement or administration of the Operative Documents (and all amendments, modifications and supplements thereto) and except as otherwise specified in the final sentence of Section 20.13, the purchasing and financing of each Facility by Lessor, all other such costs, fees and expenses of Lessee and all other such costs, fees and expenses reasonably incurred by Lessor, Agent to the Lenders and each Lender in connection with the transactions related to the Operative Documents including without limitation such costs, fees and expenses (a) of any appraiser of any Facility, (b) of Moore & Van Allen, PLLC, special counsel to Agent to Lenders, (c) of Ropes & Gray, special counsel to Lessor and (d) associated with any and all filings, searches and recordation necessary or appropriate in connection with the Operative Documents. Collectively, the foregoing costs, fees and expenses to be paid by Lessee may be referred to herein as "Transaction Costs." Neither Lessor nor Lessee shall pay the costs, fees and expenses of counsel to CL incurred prior to the date of this Lease in connection with the transactions referenced in the Operative Documents nor such costs, fees and expenses of counsel to CL subsequently incurred in connection with the closing of the financing of additional Facilities under
Section 2.03. Transaction Costs shall be deemed to be Supplemental Rent.

          SECTION 20.14. CALCULATION OF INTEREST. All calculations of interest amounts hereunder shall be computed based on the actual number of days elapsed over a year of 360 days.

     SECTION 20.15. SALES EXPENSES. Notwithstanding any other provision of this Lease, Lessee shall be responsible for any and all Sales Expenses including without limitation Sales Expenses incurred in connection with the exercise of remedies under Article XVII hereof, the termination of this Lease under Article IV hereof, the occurrence of an Event of Loss or other loss or damage to any Facility under Article XII hereof or Sales Expenses which otherwise arise; PROVIDED, HOWEVER, Lessee shall not be responsible for any Sales Expenses incurred subsequent to Lessor's retention of title to any Facility under Section 4.01(b) hereof.

     SECTION 20.16. PRINCIPAL PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE. Lessee's principal place of business and chief executive office (as such terms are defined in the Uniform Commercial Code of any jurisdiction which jurisdiction's laws are applicable to the perfection of a Lien on the Facility) has been located at 5931 Campus Circle Drive, Irving, Dallas County, Texas, for no less than the six (6) successive calendar months prior to the date hereof. For no less than the six (6) successive calendar months prior to the date hereof, Lessee has not used or operated under any tradename(s) or any other name except as specified in SCHEDULE 4 hereto.

     SECTION 20.17. ENTIRE AGREEMENT. THIS LEASE (INCLUDING THE SCHEDULES AND APPENDIX HERETO) REPRESENTS THE ENTIRE CONTRACT BETWEEN THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF. ANY PREVIOUS AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS LEASE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS LEASE, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS LEASE.

     SECTION 20.18. USURY SAVINGS PROVISION. It is the intent of Lessor and Lessee to conform to and contract in strict compliance with applicable usury law from time to time in effect. To the extent Rent is hereinafter characterized by any court of competent jurisdiction as the repayment of principal and interest thereon, this Section 20.18 shall apply. Any such Rent so characterized as interest may be referred to herein as "Interest." All agreements between Lessor and Lessee are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including, but not limited to, prepayment or acceleration of the maturity of any obligation), shall any Interest taken, reserved, contracted for, charged, or received under this Lease or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Operative Documents or any other document, Interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If Lessor shall ever receive anything of value which is characterized as Interest with respect to the obligations owed hereunder under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive Interest shall, without penalty, be applied to the reduction of the component of Rent deemed to be principal and not to the payment of Interest, or refunded to Lessee or any other payor thereof, if and to the extent such amount which would have been excessive exceeds the component of Rent deemed to be principal. The right to demand payment of Rent or any other amounts evidenced by any of the Operative Documents does not include the right to receive any Interest which has not otherwise accrued on the date of such demand, and Lessor does not intend to charge or receive any unearned Interest in the event of such demand. All Interest paid or agreed to be paid to Lessor shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of this Lease so that the amount of Interest on account of such Rent does not exceed the maximum nonusurious amount permitted by applicable law.

     SECTION 20.19. AMENDMENT, MODIFICATION AND RESTATEMENT. This Lease amends, modifies, restates and supersedes the Original Lease, as such may have been amended, modified and/or restated from time to time prior to the date hereof.

       (The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have each caused this Lease to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

                                       JACKSONVILLE FUNDING CORPORATION

Attest:
By:  /s/ ILLEGIBLE                     By: /s/ Tiffany Percival
Title: Treasurer                       Title:  Tiffany Percival, Vice President
(Affix Seal Here)

                                       MICHAELS STORES, INC.

Attest:
By: /s/ Janet S. Morehouse             By: /s/ K.L. Magnuson
Title: Assistant Secretary             Title: Vice President
(Affix Seal Here)

Receipt acknowledged for purposes
of determining the chattel paper
copy of this Lease:

NATIONSBANK OF TEXAS, N.A.,
as Agent to the Lenders


By: /s/ Joseph G. Taylor
Title: SVP

                                                            SCHEDULE 1
                                                                to
                                                         LEASE AGREEMENT



                                   BASIC RENT

     Each payment of Basic Rent due on a Rent Payment Date shall be equal to the product of (i) the aggregate Lessor's Cost for all Facilities then subject to the terms and conditions of this Lease Agreement multiplied by
(ii) the Applicable Rate; PROVIDED, notwithstanding the foregoing provisions of this Schedule 1, the Basic Rent due with respect to:

           (x) any newly leased Facility on the first Rent Payment Date after the Commencement Date set forth in the applicable Lease Supplement (assuming such Commencement Date is not a Rent Payment
      Date) shall be equal to the product of (1) Lessor's Cost for such Facility (as set forth in the applicable Lease Supplement) multiplied by (2) the Base Rate multiplied by (3) a fraction having as its numerator the number of days from the applicable Commencement Date to the next occurring Rent Payment Date and as its denominator the number 90; and

           (y) (i) the Jacksonville Facility and (ii) all other Facilities subject to this Lease as of the immediately preceding Rent Payment Date, on the first Rent Payment Date after the Commencement Date for a newly leased Facility shall be equal to the product of (1) the sum of Jacksonville Lessor's Cost and the aggregate Lessor's Cost for such other Facilities (as set forth in the applicable Lease Supplements) multiplied by (2) the Applicable Rate.

     (The Applicable Rate and the Base Rate shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.) During the Term for each Facility then subject to the terms and conditions of this Lease Agreement, Basic Rent shall be adjusted as of the first day of each Rent Payment Period based on the then current Applicable Rate which shall be used to calculate the Basic Rent that is due for such Rent Payment Period and that is payable on the last day of such Rent Payment Period.

     Notwithstanding the foregoing provisions of this SCHEDULE 1, Basic Rent with respect to any equipment and other property subject to an Additional Lease Supplement shall be determined in accordance with the terms and provisions of such the Additional Lease Supplement.

                                                           SCHEDULE 2A
                                                                to
                                                         LEASE AGREEMENT

                      DESCRIPTION OF JACKSONVILLE FACILITY

PART 1 - JACKSONVILLE EQUIPMENT
(AS of the date hereof or hereafter, the following items may be deemed to be fixtures.)

Any and all personal property of any kind or type conveyed to Lessor pursuant to the Jacksonville Bill of Sale, including without limitation the equipment, other personal property and fixtures referenced in Schedule 2A-II attached hereto and made a part hereof.

PART 2 - JACKSONVILLE BUILDING
Any and all improvements located on the Jacksonville Site.

PART 3 - JACKSONVILLE SITE
See Schedule 2A-I attached hereto and made a part hereof.

PART 4 - RAILROAD CROSSING LICENSE AGREEMENT
See definition of Railroad Crossing License Agreement in APPENDIX A to the Lease. The property subject to the Railroad Crossing License Agreement is also part of the Jacksonville Facility.

PART 5 - MISCELLANEOUS
All other property, to the extent good and indefeasible title has been granted, bargained, sold, transferred, assigned and conveyed to Lessor, pursuant to the Jacksonville Purchase Agreement.

                                                          SCHEDULE 2A-I
                                                                to
                                                         LEASE AGREEMENT

                     LEGAL DESCRIPTION OF JACKSONVILLE SITE

PARCEL A:

Part of Tract 2, Block 2, Section 21, Township 2 South, Range 25 East, JACKSONVILLE HEIGHTS, according to the plat thereof as recorded in Plat Book 5, page 93, of the current public records of Duval County, Florida, more particularly described as follows:

          Begin at the intersection of the East line of Block 16, SUNSET GARDENS, according the plat thereof recorded in Plat Book 11, pages 1 and 2, of the current public records of said County, with the South line of Beaver Street (a 66.0 foot right-of-way); thence North 82 degrees 48 minutes 35 seconds East, 650.35 feet, along with South line of said Beaver Street to the West line of Jones Road (a 30 foot right-of-way); thence South 01 degrees 09 minutes 35 seconds East, 81.26 feet along the West line of said Jones Road, to the North line of the C.S.X. Railroad (a 200.0 foot right-of-way); thence South 82 degrees 27 minutes 49 seconds West, 650.74 feet, along the North line of said railroad, to the East line of said Block 16, said Sunset Gardens; thence North 01 degrees 11 minutes 05 seconds West, 85.21 feet, along the East line of said Block 16, to the Point of Beginning.

PARCEL B;

Tract 9, and Part of Tracts, 3, 4, 5, 6, 8, 10, 11, 12, 13 and 14, Black 1 and Tract 15 and part of Tracts 2, 13, 14 and 16, Block 2, Section 21, Township 2 South, Range 25 East, JACKSONVILLE HEIGHTS, according to the plat thereof recorded in Plat Book 5, page 93, of the current public records of Duval County, Florida, together with that certain closed 30.0 foot road, lying between said Block 1 and 2, more particularly described as follows:

          Begin at the intersection of the West line of Addor Lane (formerly Pike Road - a 60.0 foot right-of-way), with the South line of the C.S.X. Railroad (a 200 foot right-of-way); thence South 82 degrees, 27 minutes 49 seconds West, 2,618.1 feet, along the South line of said Railroad, to the East line of Sunset Gardens, as recorded in Plat Book 11, pages 1 and 2, of the current public records of said County; thence the following three courses along the East line of said Sunset Gardens, (1) South 01 degrees 11 minutes 05 seconds East, 302.82 feet;
          (2) thence South 87 degrees 01 minutes 27 seconds West 661.0 feet; (3) thence South 01 degrees 06 minutes 40 seconds East, 1,104.76 feet to the North line of Interstate Highway No. 10 (a 300.0 foot limited access right-of-way); thence North 80 degrees 01 minutes 38 seconds East, 1.066.89 feet, along the North line of said I-10, to the point of curve of a curve, concave to the Southeast and having a radius of 23,068.31 feet; thence around and along said curve, through a central angle of 05 degrees 29 minutes 59 seconds, an arc distance of 2,214.26 feet, (chord bearing and distance of North 82 degrees 46 minutes 52 seconds East, 2,213.41 feet); thence North 00 degrees 48 minutes 41 seconds West, 1,322.23 feet, along the Southerly production of the West line of and the West line of said Addor Lane, to the Point of Beginning.

PARCEL C:

Part of Tracts 3 and 4, Block 1, Section 21, Township 2 South, Range 25 East, JACKSONVILLE HEIGHTS, according to the plat thereof recorded in Plat Book 5, page 93 of the current public records of Duval County, Florida more particularly described as follows:

          Begin at the intersection of the South line of Beaver Street (a
          66.0 foot right-of-way) with the West line of Addor Lane (a 60.0 foot right-of-way); thence South 00 degrees 48 minutes 41 seconds East, 63.06 feet, along the West line of said Addor Lane, to the North line of the CSX Railroad (a 200.0 foot right-of-way): thence South 82 degrees 17 minutes 25 seconds West, 311.01 feet, along the North line of said Railroad: thence North 07 degrees 11 minutes 25 seconds West, 65.49 feet, to the south line of said Beaver Street; thence North 82 degrees 48 minutes 35 seconds East, 318.0 feet, along the South line of said Beaver Street, to the point of beginning.

Less and except the following described parcels:

Part of Tracts 3 and 4, Block 1, Section 21, Township 2 South, Range 25 East, JACKSONVILLE HEIGHTS, according to the plat thereof recorded in Plat Book 5, page 93 of the current public records of Duval County, Florida, more particularly described as follows:

          Begin at the intersection of the South line of Beaver Street (a
          66.0 foot right-of-way) with the West line of Addor Lane (a 60.0 foot right-of-way); thence South 00 degrees 48 minutes 41 seconds East, 10.06 feet, along the West line of said Addor Lane; thence South 82 degrees 48 minutes 35 seconds West, 316.88 feet; thence North 07 degrees 11 minutes 25 seconds West, 10.0 feet, to the South line of said Beaver Street; thence North 82 degrees 48 minutes 35 seconds East, 318.0 feet, along the South line of said Beaver Street, to the Point of Beginning.

Part of Tract 3, Block 1, Section 21, Township 2 South, Range 25 East, JACKSONVILLE HEIGHTS, according to the plat thereof recorded in Plat Book 5, page 93 of the current public records of Duval County, Florida, more particularly described as follows:

          Commence at the intersection of the South line of Beaver Street (a
          66.0 foot right-of-way) with the West line of Addor Lane (a 60.0 foot right-of-way); thence South 00 degrees 48 minutes 41 seconds East, 10.06 feet, along the West line of said Addor Lane, to the point of beginning; thence continue South 00 degrees 48 minutes 41 seconds East, 53.00 feet, along the West line of said Addor Lane, to the North line of the CSX Railroad (a 200.0 foot right-of-way); thence South 82 degrees 17 minutes 25 seconds West, 10.07 feet, along the North line of said railroad; thence North 00 degrees 48 minutes 41 seconds West, 27.0 feet; thence North 53 degrees 23 minutes 31 seconds West, 37.46 feet; thence North 82 degrees 48 minutes 35 seconds East, 40.0 feet, to the Point of Beginning.

                                                               SCHEDULE 2A-II
                                                                    to
                                                              LEASE AGREEMENT

                (Description of Jacksonville Equipment, Personal
                             Property and Fixtures)

                                                           SCHEDULE 2B
                                                                to
                                                         LEASE AGREEMENT



                         FORM OF HASLET LEASE SUPPLEMENT

     This Lease Supplement and Acceptance Certificate is dated_________________ (the "Haslet Lease Supplement") and is executed by JACKSONVILLE FUNDING CORPORATION, a Delaware corporation ("Lessor") and MICHAELS STORES, INC., a Delaware corporation ("Lessee") pursuant to Section 2.03 of the Amended, Modified and Restated Master Lease Agreement dated as of December 18, 1995 between Lessor and Lessee (as amended, modified and/or restated from time to time prior to the date hereof, the "Agreement"). All capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

     Lessee hereby acknowledges and agrees that the Facility specified on RIDER A attached hereto and made a part hereof has been delivered to Lessee on the date hereof at the delivery place described below, and that, as between Lessor and Lessee, the Facility (a) has been inspected to the complete satisfaction of Lessee, (b) is in good operating order, repair and condition, (c) is of a size, design, capacity, construction and manufacture selected by and suitable to Lessee, (d) is suitable for Lessee's purposes,
(e) has been unconditionally accepted by Lessee on the date hereof, for all purposes of the Agreement, and (f) is subject to all of the terms, conditions and provisions of the Agreement. Lessee acknowledges, agrees and certifies that Lessor has made no warranty, express or implied, with respect to the Facility. Lessee hereby represents and warrants as of the date hereof that all of the representations and warranties contained in the Agreement with respect to the Lessee and the Facility remain true and correct and no Lease Default or Event of Default has occurred thereunder.

     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Facility upon and subject to all of the terms, conditions and provisions of the Agreement, and Lessor and Lessee further agree and state as follows:

1.   Delivery Place for the Facility: ___________________, ______.

2. Legal description of Site: See RIDER B attached hereto and made a part hereof.

3.   Description of the Equipment, related personal property and fixtures:
See RIDER C attached hereto and made a part hereof.

4.   The Lessor's Cost is $_____________.

5. The Basic Term commences on the date of this Lease Supplement (the "Commencement Date") and ends on the Basic Term Expiration Date, both dates inclusive, unless sooner terminated in accordance with the provisions of the Agreement.

6. The aggregate quarterly Basic Rent for the Facility and the Jacksonville Facility shall be computed in accordance with Section 3.01 of the Agreement.

7. This Lease Supplement may be executed in as many counterparts as shall be determined by the parties hereto when so executed, and each such counterpart shall be binding on both parties hereto, notwithstanding that both parties are not signatories to the same counterpart.

         (The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have each caused this Lease to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

                                       JACKSONVILLE FUNDING CORPORATION


Attest:
By:_________________________________   By:_________________________________
Title:______________________________   Title:______________________________
(Affix Seal Here)


                                       MICHAELS STORES, INC.


Attest:
By:_________________________________   By:_________________________________
Title:______________________________   Title:______________________________
(Affix Seal Here)


Receipt acknowledged for purposes
of determining the chattel paper
copy of this Lease Supplement:

NATIONSBANK OF TEXAS, N.A.,
as Agent to the Lenders

By:_________________________________
Title:______________________________

                                                                RIDER A
                                                                   TO
                                                            LEASE SUPPLEMENT

                             DESCRIPTION OF FACILITY



          PART 1 - EQUIPMENT

          PART 2 - BUILDING

          PART 3 - SITE

          PART 4 - MISCELLANEOUS

                                                              RIDER B
                                                                  TO
                                                          LEASE SUPPLEMENT


                            LEGAL DESCRIPTION OF SITE

                                                               RIDER C
                                                                   TO
                                                           LEASE SUPPLEMENT

                       DESCRIPTION OF EQUIPMENT, PERSONAL
                              PROPERTY AND FIXTURES

                                                               SCHEDULE 3
                                                                  TO
                                                            LEASE AGREEMENT

                              LEASE SUPPLEMENT AND
                             ACCEPTANCE CERTIFICATE
                             (ADDITIONAL EQUIPMENT)


     This Lease Supplement and Acceptance Certificate (Additional Equipment) is dated _______________________ (the "Lease Supplement") and is executed by JACKSONVILLE FUNDING CORPORATION, a Delaware corporation ("Lessor") and MICHAELS STORES, INC., a Delaware corporation ("Lessee") pursuant to Section
2.04 of the Amended, Modified and Restated Master Lease Agreement dated as of December __, 1995 between Lessor and Lessee (as amended, modified and/or restated from time to time prior to the date hereof, the "Agreement"). All capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

     Lessee hereby acknowledges and agrees that the equipment and other property specified on RIDER A attached hereto and made a part hereof (the "Additional Equipment") has been delivered to Lessee at the Facility on the date hereof at the delivery place described below, and that, as between Lessor and Lessee, the Additional Equipment (a) has been inspected to the complete satisfaction of Lessee, (b) is in good operating order, repair and condition, (c) is of a size, design, capacity, construction and manufacture selected by and suitable to Lessee, (d) is suitable for Lessee's purposes,
(e) has been unconditionally accepted by Lessee on the date hereof, for all purposes of the Agreement, and (f) is subject to all of the terms, conditions and provisions of the Agreement. Lessee acknowledges, agrees and certifies that Lessor has made no warranty, express or implied, with respect to the Facility. Lessee hereby represents and warrants as of the date hereof that all of the representations and warranties contained in the Agreement with respect to the Lessee and the Facility remain true and correct and no Lease Default or Event of Default has occurred thereunder.

     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Additional Equipment upon and subject to all of the terms, conditions and provisions of the Agreement, and Lessor and Lessee further agree and state as follows:

1.   Delivery Place for the Additional Equipment: _______________, _____.

2. Legal description of Site: See RIDER B attached hereto and made a part hereof.

3.   The Lessor's Cost for the Additional Equipment is $____________.

4. The Basic Term for the Additional Equipment commences on the date of this Lease Supplement and ends on _______________, both dates inclusive, unless sooner terminated in accordance with the provisions of the Agreement.

5. The aggregate quarterly Basic Rent for the Additional Equipment shall be computed as follows:

6. This Lease Supplement may be executed in as many counterparts as shall be determined by the parties hereto when so executed, and each such counterpart shall be binding on both parties hereto, notwithstanding that both parties are not signatories to the same counterpart.

         (The remainder of this page has been intentionally left blank.)

     IN WITNESS WHEREOF, the undersigned have each caused this Lease to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

                                       JACKSONVILLE FUNDING CORPORATION


Attest:
By:_________________________________   By:_________________________________
Title:______________________________   Title:______________________________
(Affix Seal Here)


                                       MICHAELS STORES, INC.


Attest:
By:_________________________________   By:_________________________________
Title:______________________________   Title:______________________________
(Affix Seal Here)


Receipt acknowledged for purposes
of determining the chattel paper
copy of this Lease Supplement:

NATIONSBANK OF TEXAS, N.A.,
as Agent to the Lenders

By:_________________________________
Title:______________________________

                                                                RIDER A
                                                                  TO
                                                           LEASE SUPPLEMENT
                                                        (ADDITIONAL EQUIPMENT)

                       DESCRIPTION OF ADDITIONAL EQUIPMENT

                                                                RIDER B
                                                                  TO
                                                           LEASE SUPPLEMENT
                                                        (ADDITIONAL EQUIPMENT)

                            LEGAL DESCRIPTION OF SITE

                                                                 SCHEDULE 4
                                                                     TO
                                                              LEASE AGREEMENT


                            TRADENAMES AND OTHER NAME
                             UNDER WHICH LESSEE HAS
                                  DONE BUSINESS


1.        Michaels
2.        Aaron Bros.
3.        Moskatel's

                                   APPENDIX A


          The terms referenced below shall have the following meanings:

          "Additional Lease Supplement" shall mean, if any, the Lease Supplement and Acceptance Certificate (Additional Equipment) dated after the date of the Lease between Lessee and Lessor, substantially in the form of Schedule 3 to the Lease, as amended, modified, supplemented, restated and/or replaced from time to time in accordance with the provisions thereof.

          "Additional Insured" shall mean, collectively, Lessor, each Lender, each Holder, the Agent to the Lenders and the Agent to the Holders and their respective successors and assigns.

          "Adjusted Total Debt" means, as of the date of any determination thereof, the sum of (a) Total Debt, plus (b) eight (8) times operating lease expense for Lessee and its Subsidiaries for the preceding 12-month period.

          "Advance" or "Advances" shall mean the disbursement or disbursements of a sum or sums loaned by the lenders (under the Revolving Credit Agreement) to Lessee pursuant to Article II of the Revolving Credit Agreement.

          "Affiliate" shall mean a Person (other than a Subsidiary):

                 (a) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with such Person; or

                 (b) which beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or

                 (c) five percent (5%) or more of the voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of such Person.

          "Agency Agreement" shall mean that certain agency agreement dated as of the date hereof between JFC, as lessor and Michaels Stores, Inc., as construction agent.

          "Agency Agreement Event of Default" shall mean an event set forth in
Section 5.1 of the Agency Agreement.

          "Agent to the Lenders" shall mean NationsBank, as agent to the Lenders under the Loan Agreement and its successors and assigns.

          "Agent" shall mean the Agent to the Lenders, its successors and assigns in such capacity.

          "Alterations" shall mean, with respect to the Facility, alterations, improvements, modifications and additions to the Facility, but shall in no event include any Lessee Owned Equipment.

          "Applicable Rate" shall mean, with respect to each Rent Payment Period, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate or (b) in accordance with Section 3B.6 of the Loan Agreement, the Base Rate or the LIBOR Rate, as appropriate; PROVIDED, HOWEVER, in the event and so long as the Agent determines that (1) dollar deposits are not generally available in the interbank Eurodollar market, (2) that reasonable means do not exist for ascertaining the LIBOR Rate, (3) as a result of changes in the Law, or the adoption or making of any interpretations, directives or regulations (whether or not having the force of Law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, the LIBOR Rate will not adequately and fairly reflect the cost to each Lender of making, maintaining or funding a proposed LIBOR Rate borrowing that the Lessor has requested be made or continued or (4) as a result of changes in the Law, or the adoption or making of any interpretations, directives or regulations (whether or not having the force of Law) by any court, governmental authority or reserve bank-charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain or fund any LIBOR Rate borrowing, then with respect to any of the foregoing instances, the Applicable Rate shall mean, with respect to each Rent Payment Period, a per annum interest rate equal to the lesser of (x) the Highest Lawful Rate and (y) the Base Rate.

          "Appraisal Procedure" shall mean the following procedure for determining the Fair Market Sales Value of any property or any other amount which may, pursuant to any provision of any Operative Document, be determined by the Appraisal Procedure: two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within ten (10) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three
(3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average of such two (2) appraisers shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnifiable pursuant to Section 19.01 of the Lease); the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor, except that all fees and expenses of all of the appraisers shall be paid by Lessee in the case of an appraisal or determination under Article XVII of the Lease.

          "Assignment Agreement" shall mean the First Level Assignment Agreement and the Second Level Assignment Agreement.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement dated as of December 20, 1994 between Lessor and Lessee.

          "Assignment of Contract of Sale" shall mean the Jacksonville Assignment of Contract of Sale and, to the extent applicable, any other Purchase Agreement Assignment between Lessor and the Agent and, if necessary (as determined in the reasonable judgment of the Agent), acknowledged by the seller of the applicable Facility, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Assignment of Leases" shall mean each Assignment of Leases and each Amended, Modified and Restated Assignment of Leases, as the case may be, respecting one or more of the Facilities dated as of the applicable Commencement Date executed by Lessor in favor of the Agent, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Federal Funds Rate, plus (ii) 1.25%. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime commercial lending rate or Federal Funds Rate, as applicable, to account for such change.

          "Basic Rent" shall mean, for the Term, the basic rent payable pursuant to Section 3.01 of the Lease. Such basic rent shall be determined in accordance with the provisions of SCHEDULE 1 to the Lease and, if any, the Additional Lease supplement.

          "Basic Term" shall mean the Jacksonville Basic Term and, with respect to any other Facility, if any, the period from the Commencement Date set forth in the applicable Lease Supplement to the date set forth in the applicable Lease Supplement as the Basic Term Expiration Date, unless this Lease is sooner terminated pursuant to the provisions hereof.

          "Basic Term Expiration Date" shall mean December 18, 1997.

          "Bill of Sale" shall mean the Jacksonville Bill of Sale and, with respect to any other Facility, if any, each warranty bill of sale given by the seller of equipment and other property for such Facility for the benefit of Lessor, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Building" shall mean the Jacksonville Building and, with respect to any other Facility, if any, the building and other properties specifically described in the applicable Lease Supplement together with any and all Replacement Equipment which may from time to time be incorporated in the building.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in Dallas, Texas.

          "CL" shall mean Credit Lyonnais New York Branch, and its successors and assigns.

          "CO-Agent to the Lenders" shall mean CL, as co-agent to the Lenders under the Loan Agreement, and its successors and assigns.

          "Collateral" shall mean, collectively, the "Collateral", as such term is defined in the Loan Agreement, the "Collateral", as such term is defined in the applicable Mortgage and the "Mortgaged Property", as such term is defined in the applicable Mortgage.

          "Commencement Date" shall mean the Jacksonville Commencement Date and, with respect to any other Facility, if any, the respective dates (a) under the Lease Supplement (in form and substance substantially similar to SCHEDULE 2B of the Lease) as of which Lessor pays, or causes to be paid, the outstanding balance for such Facility under the applicable Purchase Agreement and (b) under the Additional Lease Supplement, the date specified therein as such commencement date.

          "Consolidated Subsidiary" shall mean as of any date a Subsidiary or other entity the accounts of which would be consolidated with those of any Person in its consolidated financial statements if such statements were prepared as of such date.

          "Current Assets" shall mean, as of the date of any determination thereof, such assets of Lessee and its Subsidiaries as would be required by GAAP to be included as current assets on the consolidated balance sheet of a corporation conducting a business the same as or similar to that of Lessee.

          "Current Liabilities" shall mean, as of the date of determination thereof, all indebtedness which by its terms is payable an demand or matures not more than one year from the date of determination thereof, fixed sinking fund payments or other prepayments to be made with respect to any indebtedness within one year after the date of determination thereof and all of the items which in accordance with GAAP would be included as current liabilities on the consolidated balance sheet of Lessee and its Subsidiaries.

          "Deed" shall mean the Jacksonville Deed and, with respect to any other Facility, if any, the Warranty Deed dated the applicable Commencement Date given by the seller of the Facility for the benefit of Lessor, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation or standard pertaining to the protection of human health, the environment or the generation, treatment, storage, disposal, manufacturing, processing or transportation of hazardous, toxic or dangerous materials or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservational Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Hazardous Material Transportation Act, and any other analogous federal, state or local law, statute, ordinance, rule, regulation or standard.

          "Environmental Report" shall mean that certain Phase I Environmental Assessment dated September 1994 and produced by CRC Environmental Risk Management, Inc. and that certain Phase II Limited Subsurface Assessment dated October 1994 and produced by CRC Environmental Risk Management, Inc.

          "Equipment" shall mean the Jacksonville Equipment and, with respect to any other Facility, if any, the equipment and other property described in any Lease Supplement together with any Replacement Equipment which may from time to time be incorporated in such equipment and other property and title to which shall have vested in Lessor.

          "Eurodollar Reserve Percentage" means, with respect to each Rent Payment Period during which the LIBOR Rate is applicable, that percentage (expressed as a decimal) determined by the Agent to the Lenders to be the actual reserve requirement in effect on the first day of such Rent Payment Period for NationsBank, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), (including any basic, supplemental and emergency reserves applicable to "eurocurrency liabilities") pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "eurocurrency liabilities," as defined in Regulation D. The Eurodollar Reserve Percentage shall be a fixed percentage calculated at, and effective from the first day of, such Rent Payment Period. Each determination by the Agent to the Lenders of the Eurodollar Reserve Percentage shall, in the absence of manifest error, be conclusive and binding.

          "Event of Default" shall have the meaning specified in Section 7.1 of the Loan Agreement.

          "Event of Loss" with respect to any Facility means any of the following events whether existing at the expiration or earlier termination of this Agreement: (a) loss of a material portion of such Facility or of the use thereof due to theft or disappearance during the Term, or the non-existence of such Facility, (b) destruction, damage beyond repair, or rendition of a material portion of such Facility permanently unfit for normal use for any reason whatsoever, (c) any damage to such Facility or any part thereof which results in an insurance settlement with respect to such Facility on the basis of a total loss, or (d) the condemnation, confiscation, seizure, or requisition of use or title to a material portion of such Facility by any governmental authority under the power of eminent domain or otherwise.

          "Excepted Payments" shall mean and include (a) any indemnity (whether or not Rent) which is payable directly to Lessor under Article XIX of the Lease but excluding payments to either Agent or any Lender, (b) any amounts of Supplemental Rent payable to and for the account of Lessor pursuant to Section
3.04 of the Lease with respect to such indemnity payments and (c) proceeds of public liability or property damage insurance maintained under any Operative Document for the benefit of Lessor but excluding in all cases insurance amounts allocable to either Agent or any Lender.

          "Expense" shall have the meaning specified in Section 19.01(a) of the Lease.
          "Expiration Date" shall mean (a) the last day of the Basic Term or
(b) the last day of the final Renewal Term in effect, if any.

          "Facility" shall mean the Jacksonville Facility and, to the extent applicable, the Haslet Facility (if any) and, if approved by Lessor, each Lender and each Holder, all other Equipment, Buildings, Sites, and all other property, to the extent good and indefeasible title shall have been granted, bargained, sold, transferred, assigned and conveyed to Lessor pursuant to a Purchase Agreement, all as more particularly described in the applicable Lease Supplement.

          "Fair Market Sales Value" shall mean with respect to any Facility or any portion thereof the fair market sales value that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell, and neither of which is related to Lessor or Lessee, for the purchase of such Facility or such portion thereof, as the case may be. Such fair market sales value shall be calculated as the value for the ownership and use of any Facility or portion thereof to be purchased in place at the applicable Site, assuming, in the determination of such fair market sales value, that such Facility or such portion thereof is in the condition and repair required to be maintained by the terms of the Lease.

          "Fees, Taxes and other Charges" shall have the meaning specified in
Section 19.02 of the Lease.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by NationsBank from three federal funds brokers of recognized standing selected by it.

          "First Level Assignment Agreement" shall mean the Assignment Agreement dated as of the date hereof among NationsBank and the Agent to the Lenders, as the same may be amended, modified, supplemented, restated and/or replaced from time to time in accordance with the provisions thereof.

          "Fixed Charges" shall mean for Lessee and its Subsidiaries as of any determination date for the preceding 12-month period, the sum of (a) interest expense for such period plus (b) operating lease expense for such period all as determined and consolidated in accordance with GAAP.

          "Fixed Charges Coverage Ratio" shall mean for Lessee and its Subsidiaries as of any determination date for the preceding 12-month period, the ratio of (a) the sum of (i) consolidated income of Lessee and its Subsidiaries before income taxes for such period (excluding extraordinary cash gains or losses for such period), plus (ii) interest expense for such period plus (iii) operating lease expense for such period to (b) Fixed Charges.

          "FSB" shall mean First Security Bank of Utah, N.A. and its successors and assigns.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          "Haslet Facility" shall mean, if any, the Equipment, the Building, the Site and all other property located at or to be located at Haslet, Tarrant County, Texas and described in that certain Contract of Sale dated October 2, 1995 between Westport Park No. 2 Ltd. and Hastex Investments, Inc. The foregoing property shall not constitute a "Facility" under the Lease until such time as (a) good and indefeasible title shall have been granted, bargained, sold, transferred, assigned and conveyed to Lessor pursuant to a Purchase Agreement and (b) the Lessee shall have executed and delivered (and Lessor shall have accepted) a Lease Supplement with respect to the property.

          "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the obligations owed hereunder and under the Laws of the United States and the Laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed by Law under such applicable Laws of the United States and the Laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow. To the extent that Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended (the "Act"), is relevant to any holder of any obligation for the purpose of determining the Highest Lawful Rate, the maker and each holder elect to determine such applicable legal rate under the Act pursuant to the "indicated rate ceiling," from time to time in effect, as referred to and defined in Article 1.04(a)(1) of the Act; SUBJECT, HOWEVER, to the limitations on such applicable rate ceiling referred to and defined in Article 1.04(b)(2) of the Act, and further subject to any right such holder may have subsequently, under applicable Laws, to change the method of determining the Highest Lawful Rate.

          "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreements.

          "Holder Certificate" shall mean each certificate issued in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreements.

          "Holder Commitments" shall mean initially $423,900, as such amount may be increased in accordance with the terms of each of the Trust Agreements.

          "Holders" shall mean each of NationsBank, CL and their respective successors and assigns regarding their rights and obligations under the Trust Agreements.

          "Indemnitee" shall mean each of Lessor, the Lenders, the Holders, the Agent to the Lenders, the Co-Agent to the Lenders and their respective successors, assigns, servants, agents, shareholders and board members.

          "Inspecting Parties" shall have the meaning specified in Section 15.01 of the Lease.

          "Intercreditor Agreement" shall mean that certain intercreditor agreement dated as of the date hereof among the Lenders, the Holders, the Agent to the Lenders and the Agent to the Holders regarding the distribution of proceeds with respect to the Collateral, as the same may be amended, modified, supplemented, restated or replaced from time to time.

          "Interest" shall have the meaning specified in Section 20.18 of the Lease.

          "Jacksonville Assignment of Contract of Sale" shall mean the Purchase Agreement Assignment dated as of February 17, 1995 between Lessor and NationsBank and acknowledged by Tamco Distributing Company, debtor and debtor-in-possession, as modified pursuant to the Amendment and Assignment of Purchase Agreement Assignment dated as of the Jacksonville Commencement Date between NationsBank and the Agent, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Jacksonville Basic Term" shall mean the period of two (2) years from the Jacksonville Commencement Date to the second year anniversary of the

Jacksonville Commencement Date, unless this Lease is sooner terminated pursuant to the provisions hereof.

          "Jacksonville Bill of Sale" shall mean the Bill of Sale dated the Jacksonville Commencement Date given by Tamco Distributing Company, debtor and debtor-in-possession, for the benefit of Lessor, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Jacksonville Building" shall mean the building and other properties specifically described in Part 2 of SCHEDULE 2A to the Lease, together at all times with any and all Replacement Equipment which may from time to time be incorporated in the building.

          "Jacksonville Commencement Date" shall mean the date of the Lease.

          "Jacksonville Deed" shall mean the Warranty Deed dated February 17, 1995 given by Tamco Distributing Company, debtor and debtor-in-possession for the benefit of Lessor, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Jacksonville Equipment" shall mean the equipment and other property described in Part 1 of SCHEDULE 2A of the Lease together with any Replacement Equipment which may from time to time be incorporated in such equipment and other property and title to which shall have vested in Lessor.

          "Jacksonville Facility" shall mean the Jacksonville Equipment, the Jacksonville Building, the Jacksonville Site, the Railroad Crossing License Agreement, the property subject to the Railroad Crossing License Agreement and all other property, to the extent good and indefeasible title has been granted, bargained, sold, transferred, assigned and conveyed to Lessor pursuant to the Jacksonville Purchase Agreement, all as more particularly described in SCHEDULE 2A TO the Lease.

          "Jacksonville Lessor's Cost" shall mean $9,700,000, the aggregate amount paid by Lessor with regard to its acquisition of the Jacksonville Facility.

          "Jacksonville Purchase Agreement" shall mean the Agreement For Sale and Purchase of Property dated as of September 11, 1994, as amended from time to time, between Tamco Distributors Company and Lessee.

          "Jacksonville Site" shall mean the land and easements described in
Part 3 of SCHEDULE 2A of the Lease.

          "Jacksonville Termination Value" as of any Termination Value Date shall equal the Jacksonville Lessor's Cost.

          "JFC Note" shall mean each amended, restated and replacement promissory note and each other promissory note, in each case dated the Jacksonville Commencement Date in the original principal amount up to such amount as set forth in such promissory note executed by the Lessor in favor of each Lender and each additional promissory note hereafter issued under the Loan Agreement executed by the Lessor in favor of any Lender, as such promissory notes may hereafter be amended, modified, supplemented, restated and/or replaced from time to time, in accordance with the provisions thereof.

          "Law" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession or any Tribunal.

          "Lease" shall mean the Amended, Modified and Restated Master Lease Agreement dated as of the Jacksonville Commencement Date between Lessor and Lessee, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Lease Default" shall mean any event or condition which, with notice or lapse of time or both, would become a Lease Event of Default.

          "Lease Event of Default" shall mean any event or condition designated as a "Lease Event of Default" in Article XVI of the Lease.

          "Lease Supplement" shall mean, if any, each of the Lease Supplement and Acceptance Certificates dated as of the applicable Commencement Date between Lessor and Lessee, substantially in the form of SCHEDULE 2B to the Lease and the Additional Lease Supplement.

          "Lender" shall mean each of NationsBank, CL and their respective successors and assigns regarding their rights and obligations under the Loan Agreement.

          "Lessee" shall mean Michaels Stores, Inc., a Delaware corporation, and its permitted successors and assigns.

          "Lessee Compliance Certificate" shall mean the certificate delivered by Lessee to Lessor as required pursuant to Section 11.01 of the Lease.

          "Lessee Entity" shall mean, collectively, Lessee, its Subsidiaries and its Affiliates.

          "Lessee Mortgage" shall have the meaning stated in Section 2.06(a) of the Lease.

          "Lessee Owned Equipment" shall mean any equipment and other property owned by Lessee excluding in all cases the Facility, including without limitation the Equipment, the Alterations and the Replacement Equipment.

          "Lessor" shall mean Jacksonville Funding Corporation, a Delaware corporation, and its successors and assigns.

          "Lessor Entity" shall mean, collectively, Lessor, its Subsidiaries and its Affiliates.

          "Lessor Liens" shall mean Liens on any Facility or any part thereof (excluding in all cases Liens existing as of the applicable Commencement Date or created thereafter by Lessee or Lessor, with Lessee's consent and Liens arising from nonpayment by Lessor of any taxes imposed on or incurred by its net or gross income or of the consolidated group of taxpayers of which it is a part) which Liens were not consented to by Lessee and are created by, through or under Lessor, including without limitation Liens arising from any act of or claim against Lessor arising out of events or conditions not related to the transactions described in or permitted by the Operative Documents and the Liens in favor of the Agent created by the Loan Agreement, the Mortgages and/or any other Operative Document.

          "Lessor's Cost" shall mean (i) the Jacksonville Lessor's Cost and (ii) with respect to any other Facility, if any, (a) the aggregate amount Lessor pays with regard to its acquisition of such Facility at or about the date of execution and delivery of the applicable Lease Supplement in the form of
SCHEDULE 2B to the Lease, and (b) the aggregate amount Lessor pays with regard to its acquisition of the equipment and other property for such Facility at or about the date of execution and delivery of the Lease Supplement in the form of
SCHEDULE 3 to the Lease.

          "LIBOR Rate" shall mean the sum of (a) 0.90% plus (b) the interest rate per annum (rounded upwards, if necessary to the nearest one-sixteenth of one percent) which is the quotient of (A) the rate per annum at which dollar deposits in immediately available funds are offered to NationsBank two Business Days before the first day of such applicable Payment Period by prime banks in the interbank Eurodollar market as at or about 11:00 A.M., Dallas, Texas time, for delivery on the first day of such applicable Rent Payment Period, for the number of days comprised therein and in an amount equal to the


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aggregate amount bearing such interest rate to be outstanding for such applicable Rent Payment Period, divided by (B) the remainder of 1.00 MINUS the Eurodollar Reserve Percentage applicable to such amounts.

          "Lien" shall mean any lien, mortgage, encumbrance, pledge, charge, lease, easement, servitude, right of others or security interest of any kind, including without limitation any thereof arising under any conditional sale or other title retention agreement.

          "Loan Agreement" shall mean the Amended, Modified and Restated Loan and Security Agreement, dated as of the date of the Lease among Lessor, each Lender and Agent to the Lenders, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Material Adverse Change" shall mean any circumstance or event that
(a) can reasonably be expected to cause a Lease Default or Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of Lessee and its Subsidiaries taken as a whole or (ii) be material and adverse to the financial condition, business operations, prospects or properties of Lessee and its Subsidiaries taken as a whole, (c) could reasonably be expected to adversely affect the performance by Lessee of its obligations under the Operative Documents or (d) in any manner whatsoever does or can reasonably be expected to materially and adversely affect the validity or enforceability of any of the Operative Documents.

          "Maximum Lessee Risk Amount" shall mean an amount equal to the product of the aggregate Lessor's Cost for all Facilities then subject to the terms and conditions of the Lease multiplied by 87.0%.

          "Maximum Lessor Risk Amount" shall mean an amount equal to the product of the aggregate Lessor's Cost for all Facilities then subject to the terms and conditions of the Lease multiplied by 13.0%.

          "Mortgage" shall mean each mortgage or deed of trust dated as of the applicable Commencement Date executed by Lessor in favor of the Agent with respect to a particular Facility, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "NationsBank" shall mean NationsBank of Texas, N.A., a national banking association, and its successors and assigns.

          "Negative Trigger Event" shall mean the occurrence of (i) any change in any tax law, statute, rule or regulation under or with respect to the Internal Revenue Code of 1986, as amended from time to time, which materially and adversely affects the ability of Lessee to depreciate the Facilities in the manner contemplated as of the Jacksonville Commencement Date, (ii) any change in GAAP which requires recharacterization of the Lease as a "capital lease" rather than as an "operating lease", or any action or omission by Lessor and/or any change in, or disposition of any of the assets of Lessor that would result in its consolidation with Lessee under GAAP or (iii) any occurrence of an "Event of Default" under the Loan Agreement at a time when no Lease Event of Default exists under the Lease.

          "Net Proceeds of Sale" shall mean the net amount received by Lessor from, if any, a third party purchaser of the Facility pursuant to a sale of the Facility under Section 4.01(b) of the Lease.

          "Net Worth" shall mean the consolidated net worth of Lessee and its Subsidiaries, determined in accordance with GAAP.

          "Note" shall mean each JFC Note.

          "Operative Documents" shall mean each Deed, each Bill of Sale, the Agency Agreement, the Lease, each memorandum of the Lease, each Purchase


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Agreement, the Assignment and Assumption Agreement, each Assignment
Agreement, the Loan Agreement, each JFC Note, each Trust Agreement, each Holder Certificate, each Mortgage, each Assignment of Leases, each Assignment of Contract of Sale, the Railroad Crossing License Agreement, the
Intercreditor Agreement, the Subordination Agreement and the Release.

          "Option Election Notice Date" shall mean sixty (60) days prior to the final day of the Basic Term or the final day of any Renewal Term, if any.

          "Optional Alterations" shall have the meaning specified in Section
7.04 of the Lease.

          "Original Lease" shall mean the Lease Agreement dated as of February 17, 1995 between JFC (as predecessor in interest to Lessor) and Lessee.

          "Overdue Rate" shall mean the lesser of (a) the highest interest rate permitted by applicable law and (b) two percent (2%) in excess of the then current Applicable Rate.

          "Permitted Liens" shall mean (a) prior to the Termination Date, but not thereafter, the respective rights and interests of Lessee and Lessor as provided in the Operative Documents, (b) Liens consented to by both Lessor and Lessee, (c) Lessor Liens, (d) Liens for taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of any Facility, title thereto or any interest therein and shall not interfere with the use or disposition of any Facility or the payment of Rent,
(e) materialmen's, mechanics', workers, repairmen's, employees' or other like Liens arising in the ordinary course of business of Lessee for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of the sale, forfeiture or loss of any material part of any Facility (which part or parts in the aggregate exceed $500,000 in value), title thereto or any interest therein and shall not interfere with the use or disposition of any Facility or the payment of Rent, (f) easements, rights of way, reservations, servitudes and rights of others against any Site existing as of the applicable Commencement Date or created thereafter by Lessor, with Lessee's consent, which in the aggregate do not adversely affect the use, marketability or value of such Site,
(g) assignments, leases and subleases expressly permitted by the Operative Documents and (h) Liens in favor of either of the Agent permitted by the terms of the Operative Documents.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

          "Prime Rate" shall mean the rate of interest per annum publicly announced by NationsBank as its prime Lending rate as in effect from time to time; PROVIDED, HOWEVER, the Prime Rate is not necessarily the best or lowest rate of interest offered by NationsBank.

          "Purchase Agreement" shall mean the Jacksonville Purchase Agreement and, with respect to any other Facility, if any, the agreement for sale and purchase of property between the seller of the Facility and Lessor, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Railroad" shall mean CSX Transportation, Inc., a Virginia corporation, and its successors and assigns.

          "Railroad Crossing License Agreement" shall mean that certain Private Road Grade Crossing Agreement dated December 2, 1991 between CSX Transportation, Inc. and Tamco Distributors, Inc., as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.


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          "Release" shall mean the Release Agreement dated as of the date of the
Lease among Lessee, Lessor and J H Holdings Corporation, as amended, modified, supplemented, restated and/or replaced from time to time in accordance with the provisions thereof.

          "Renewal Term" shall have the meaning specified in Section 2.02(b) of the Lease.

          "Rent" shall mean Basic Rent and Supplemental Rent, collectively.

          "Rent Payment Date" shall mean the 18th day of each March, June, September and December during the Term and also the last day of the Term, with the first such Rent Payment Date commencing with March 18, 1996.

          "Rent Payment Period" means each three-month quarterly period during the Term commencing, in each case, on a Rent Payment Date and ending, in each case, on the next occurring Rent Payment Date.

          "Replacement Equipment" shall have the meaning specified in Section
7.02 of the Lease.

          "Responsible Officer" shall mean the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President', including without limitation any Assistant Vice President), the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.

          "Revolving Credit Agreement" shall mean the First Amended and Restated Credit Agreement dated as of June 18, 1994 among Lessee, NationsBank, as the administrative lender thereunder and the lenders as referenced therein, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the provisions thereof.

          "Sales Expenses" shall mean (a) all documentary stamps, property, excise, sales and use taxes and other taxes (as such may be applicable to the sale or transfer of the Facility), (b) all fees, costs and expenses of such sale or transfer of the Facility (including without limitation fees, costs and expenses associated with transportation, storage, security or insurance) reasonably incurred by Lessor and (c) any and all other amounts reasonably incurred in connection with such sale or transfer of the Facility for which, if not paid, Lessor would be liable or which, if not paid, would constitute a Lien on the Facility, or any part thereof (including without limitation any pro rata portion of property tax or any other similar tax relating to the Facility incurred or accrued prior to or on any date of transfer of the Facility).

          "Second Level Assignment Agreement" shall mean the Assignment Agreement dated as of the date hereof among the Agent to the Lenders and the Lenders, as the same may be amended, modified, supplemented, restated and/or replaced from time to time in accordance with the provisions thereof.

          "Site" shall mean the Jacksonville Site and, with respect to any other Facility, if any, the land and easements described in the applicable Lease Supplement.

          "Subordination Agreement" shall mean the Subordination, Non-Disturbance and Attornment Agreement dated as of the date of the Lease among Lessee and the Agent to the Lenders, as the same may be amended, modified, supplemented, restated and/or replaced from time to time in accordance with the provisions thereof.

          "Subsidiary" shall mean any Person, and "Subsidiaries" shall mean all such Persons that meet either of the following criteria: (a) more than fifty percent (50%) of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Lessee or by one or more Subsidiaries, or by Lessee and one or more Subsidiaries, or any voluntary


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association, joint stock company, voting trust or similar organization which is so owned or controlled or (b) (i) any of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Lessee or by one or more Subsidiaries, or by Lessee and one or more Subsidiaries, or any voluntary association, joint stock company, voting trust or similar organization which is so owned or controlled and (ii) such Subsidiary has received any advance or loan from Lessee or any Subsidiary and such loan or advance is outstanding on such date.

          "Supplemental Rent" shall mean any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Lessor or any Indemnitee, including without limitation Termination Value, Fair Market Sales Value, any amount payable by Lessee under Sections 3.07 and 20.13 of the Lease and indemnities and damages for breach of any covenants, representations, warranties or agreements.

          "Term" shall mean the Basic Term and each Renewal Term, if any.

          "Termination Date" shall mean the effective date of termination of the Lease.

          "Termination Value" as of any Termination Value Date shall equal the Jacksonville Termination Value or, with respect to any other Facility, if any, an amount equal to Lessor's Cost for such Facility as set forth in the applicable Lease Supplement.

          "Termination Value Date" shall mean each Rent Payment Date.

          "Total Debt" shall mean, as of the date of any determination thereof, with respect to Lessee and its Subsidiaries, (i) all indebtedness, direct or indirect, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (iii) all indebtedness under any lease which, under GAAP, is required to be capitalized for balance sheet purposes provided that notwithstanding the reporting requirements of GAAP, in no event will any tax retention operating lease which is provided for in the Operative Documents be considered a capital lease for financial or other covenant compliance, (iv) all guaranties, endorsements, assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (v) all contingent obligations (as defined in accordance with GAAP) of any type whatsoever and (vi) all indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned by any of Lessee and its Subsidiaries, whether or not the indebtedness secured thereby shall have been assumed by any of Lessee and its Subsidiaries; provided that under no circumstances shall trade payables of Lessee and its Subsidiaries incurred in the ordinary course of business be included in this definition of "Total Debt".

          "Total Liabilities" shall mean, as of the date of any determination thereof, the aggregate (after eliminating intercompany items) of all liabilities of Lessee and its Subsidiaries determined in accordance with GAAP (including capitalized leases). Notwithstanding anything contained herein or in the other Operative Documents to the contrary, such term shall include all guaranties and liabilities relating to letters of credit (other than commercial letters of credit).

          "Transaction Costs" shall have the meaning stated in Section 20.13 of the Lease.

          "Tribunal" shall mean any state, federal, foreign or other court, or governmental department, board, bureau, agency, commission or instrumentality.

          "Trust Agreements" shall mean each of the Trust Agreements dated as of the date hereof among FSB, individually and in its capacity as owner trustee


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thereunder and the Holders thereto.